                                                                   EXHIBIT 10.10


                               OVERVIEW AGREEMENT

         THIS AGREEMENT is entered into as of January 25, 1999 by and between Peptide Therapeutics Limited, a corporation organized and existing under the laws of England and Wales ("Limited"), and Pasteur Merieux Serums & Vaccins S.A., a societe anonyme existing and organized under the laws of the Republic of France ("PMC"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in that certain Master Agreement dated as of March 31, 1995 by and between PMC and OraVax, Inc. ("OraVax").

         WHEREAS, Peptide Therapeutics Group plc ("Peptide"), Peach Acquisition Corp. ("Peach") and OraVax, Inc. have entered into an Agreement and Plan of Acquisition, dated November 10, 1998 (the "Merger Agreement"), whereby OraVax is to be merged with and into Peach by way of a merger (the "Merger") with OraVax as the surviving corporation;

         WHEREAS, Peptide has transferred all of the issued and outstanding stock of Peach to Limited;

         WHEREAS, effective upon the effective time of the Merger (the "Effective Time"), OraVax will become a wholly-owned subsidiary of Limited;

         NOW, THEREFORE, in consideration of the mutual agreements herein set forth and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
           COVENANTS, REPRESENTATIONS AND ACKNOWLEDGEMENTS OF LIMITED

         1.1 At the Effective Time and subject to satisfaction of the conditions to effectiveness set forth in Article III hereof, Limited hereby covenants to cause (i) OraVax to enter into each of the agreements attached hereto as Annexes A - E (each a "New Agreement" and collectively, the "New Agreements") and (ii) representatives of OraVax in the Partnerships to approve and cause to be executed the agreements attached hereto as Annexes B and C.

         1.2 Limited covenants and agrees to appoint CT Corporation, 1633 Broadway, New York, New York as its agent for service of process prior to February 9, 1999 unless this Agreement has been terminated prior to such time.

         1.3 Limited agrees to use its best efforts to cause OraVax to maintain all of its rights that are being acquired by PMC under the New Agreements until the Effective Time. Under no circumstances shall Limited or any of its affiliates authorize, permit or consent to any action by OraVax which could have the effect of depriving PMC of any of the rights which it is acquiring under the New Agreements. In the event that Peptide, Limited or OraVax cannot, at the Effective Time, perform its obligations under any of the license agreements attached hereto as Annexes A - C due to any action or omission of Peptide, Limited, or OraVax (or any of their respective Affiliates), such failure shall constitute a material breach of this Agreement and any and all other agreements executed between Limited or Peptide and PMC (or any of their respective Affiliates) (including, without limitation, any agreement by which PMC (or any of its Affiliates) purchase any of the ordinary shares or other equity interests in Peptide).

         1.4 Limited hereby represents and warrants that:

              (a) Limited owns all of the issued and outstanding shares of Peach free and clear of any encumbrance and except for the shares of Peach owned by Limited, there are no shares of any class or series of capital stock, and no preferred stock, bonds, debentures, notes, debt instruments, evidences of indebtedness or other securities of any kind (including, without limitation, any stock options or stock appreciation rights), of Peach authorized, issued or outstanding. Peach has not issued any securities in violation of any preemptive or similar rights.

              (b) Limited is a corporation duly incorporated and validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of organization, with the corporate power to own, lease and operate its properties and to carry on its business as now conducted.

              (c) Limited has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

              (d) The execution, delivery and performance of this Agreement by Limited does not conflict with or contravene the articles or certificate of incorporation or by-laws, regulations or partnership agreement (or other comparable governing instruments with different names) of Limited, nor will the execution, delivery or performance of this Agreement conflict with or result in a breach of, or entitle any party thereto to terminate, any material agreement or instrument to which Limited is a party, or by which any of its assets or properties is bound.

              (e) This Agreement has been duly authorized, executed and delivered by Limited and constitutes a legal, valid and binding agreement of Limited, enforceable against Limited in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally.

              (f) OraVax is validly existing as a corporation in good standing under the laws of Delaware, with corporate power to enter into each of the New Agreements and when executed, each of the New Agreements will constitute legal, valid and binding obligations of OraVax, enforceable against OraVax in accordance with their terms, subject to applicable bankruptcy insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

              (g) The execution, delivery and performance of the New Agreements by OraVax will not result in any violation of any law, rule or regulation and will not result in the violation of the certificate of incorporation or bylaws of OraVax or any writ, judgment or decree to which OraVax is a party.

              (h) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the execution and delivery of any of the New Agreements and the performance by OraVax of the transactions contemplated by the New Agreements.

         1.5 Limited acknowledges that: (i) each of the New Agreements has been negotiated at arms-length, (ii) during such negotiations Limited was represented by counsel and was free from any undue influence or duress, (iii) the New Agreements in the forms attached represent the terms and conditions agreed to by the parties and that there are no other agreements or understandings with respect to such agreements and such agreements accurately reflect all agreements required to be reached in respect of the matters discussed therein.

                                   ARTICLE II
                  SPECIFIC PERFORMANCE; CONSENT TO JURISDICTION

         2.1 Limited agrees that, in view of the unique rights which are the subject of and affected by this Agreement, in the event that Limited breaches this Agreement, monetary damages could not be calculated and would not fairly compensate PMC or be an adequate remedy to PMC for the damages resulting from such breach. Accordingly, Limited agrees that if Limited breaches this Agreement, PMC is entitled to specific performance requiring Limited to comply with the terms of the New Agreements hereof as an alternative to any other remedies available to PMC at PMC's sole discretion, PROVIDED, HOWEVER, that any such election by PMC shall not limit PMC's right to incidental and/or consequential damages, if any, caused by Limited's breach of this Agreement. In any action successfully brought by PMC pursuant to this Section 2.1 for such breach, Limited agrees to reimburse PMC for any costs or expenses incurred in connection with such action, including, without limitation, expert witness fees and reasonable attorneys fees. Limited further agrees and acknowledges that any such action by PMC for injunctive relief may be brought in federal court for the Southern District of New York or in the Supreme Court of New York, County of New York, that there is jurisdiction over Limited in both the federal court for the Southern District of New York, and the Supreme Court of New York, County of New York and that Limited will not challenge the jurisdiction or venue of either of those courts over Limited.

                                  ARTICLE III
                           CONDITIONS TO EFFECTIVENESS

         3.1 The obligations of the parties under Section 1.1 are subject to (i) the execution and delivery of that certain First Amendment to Facility Agreement dated of even date herewith between PMC and OraVax JVM, Inc. and (ii) the execution and delivery of that certain Subscription Agreement dated of even date herewith between PMC and Peptide and payment of the Subscription Price.

                                   ARTICLE IV
                                   TERMINATION

         4.1 This Agreement may be terminated at any time prior to the Effective
Time:

         (a) By mutual written consent of the parties hereto;

         (b) By PMC, by written notice to Limited:

              (i) upon the public announcement of a tender offer or exchange offer by any person other than PMC or an affiliate of PMC for securities of OraVax;

              (ii) upon the occurrence of any event under the Merger Agreement that would entitle Peptide to terminate the Merger Agreement (irrespective of any waivers that may be given by Peptide to OraVax under the Merger Agreement and irrespective of any breach by Peptide of any representations, warranties, covenants or other agreements contained in the Merger Agreement);

              (iii) upon the public announcement of, or PMC otherwise becoming aware of, the submission to OraVax by any person other than PMC or an affiliate of PMC of an Acquisition Proposal (as defined in the Merger Agreement); or

              (iv) if any of the representations and warranties in Article I are not true and correct at the Effective Time or if the covenant contained in Section 1.2 has not been performed by February 9, 1999.

         4.2 Limited shall promptly notify PMC of the occurrence, to its knowledge, of any event referenced in Sections 4.1(b)(ii) above or the submission of an Acquisition Proposal referenced in Section 4.1(b)(iii) above.

         4.3 This Agreement shall terminate automatically upon any termination of the Merger Agreement.

         4.4 No termination of this Agreement shall relieve any party from liability by reason of any breach by such party of any of its covenants or representations contained herein occurring prior to the termination of this Agreement.

                                   ARTICLE V
                                  MISCELLANEOUS

         5.1 PUBLICITY. PMC and Peptide shall cooperate in the preparation of a mutually-agreeable press release and other publicity disclosing the existence of this Agreement and their business relationship. Except for the information disclosed in such press release or publicity, neither PMC nor Peptide shall disclose the existence or any terms of this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld), except for such limited disclosure as may be reasonably necessary to either party's bankers, investors, attorneys or other professional advisors, or in connection with a merger or acquisition, or as may be required by law in the offering of securities or in securities or regulatory filings or otherwise, PROVIDED, THAT, the party disclosing such information shall provide a copy of the proposed disclosure to the other party before it is disclosed and afford the other party a reasonable amount of time to provide comments on such proposed disclosure.

         5.2 All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

                  (a)      If to Limited, to:

                           Peptide Therapeutics Limited
                           321 Cambridge Science Park
                           Milton Road
                           Cambridge CB4 4WG
                           England
                           Attn:    Chief Executive
                           Telephone:       01223 423333
                           Facsimile:       01223 423341

                           with a copy to:

                           Palmer & Dodge LLP
                           One Beacon Street
                           Boston, Massachusetts  02108
                           Attn:    Michael Lytton, Esq.
                           Telephone:       (617) 573-0100
                           Facsimile:       (617) 227-4420

                  (b)      If to PMC, to:

                           Pasteur Merieux Serums & Vaccins S.A.
                           58, avenue Leclerc
                           69007 Lyon, France
                           Attn: Senior Vice President, Corporate and Legal Affairs, and General Counsel
                           Telephone:       011 33 4 37 37 77 84
                           Facsimile:       011 33 4 37 37 70 61

                           with a copy to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                           590 Madison Avenue
                           New York, New York  10022
                           Attn:    L. Kevin O'Mara, Jr.
                           Telephone:       (212) 872-1000
                           Facsimile:       (212) 872-1002

Any party may by notice given in accordance with this Section 5.2 to the other parties designate another address or person for receipt of notices hereunder.

         5.3 This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without regard for its conflicts of laws principles.

         5.4 This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

         5.5 This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other party hereto.

         5.6 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.7 This Agreement contains the entire agreement among the parties in respect of the subject matter contained herein, and supersedes all prior agreements, written or oral, with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.



                                           PEPTIDE THERAPEUTICS LIMITED



                                           By: /s/ Nicolas A. Higgins
                                               ---------------------------------
                                               Name:  Nicolas A. Higgins
                                               Title: Commercial Director



                                           PASTEUR MERIEUX SERUMS & VACCINS S.A.

                                           By: /s/ Paul Kirkconnell
                                               ---------------------------------
                                               Name:  Paul Kirkconnell
                                               Title: Corporate Vice President

                                                                      ANNEX A TO
                                                                   EXHIBIT 10.10


                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (the "Agreement") is effective as of ________ ____________, 1999, between OraVax, Inc. ("OraVax"), a corporation organized and existing under the laws of the State of Delaware, as Licensor
("Licensor") and Pasteur Merieux Serums & Vaccins S.A., a corporation organized under the laws of France, as Licensee ("Licensee").

                              W I T N E S S E T H:

         WHEREAS, Licensor owns or possesses certain proprietary rights and know-how relating to the creation of genetically engineered live attenuated flavivirus vaccines from recombinant yellow fever 17D virus;

         WHEREAS, Licensee desires to obtain from Licensor, and Licensor desires to grant to Licensee, a license under Licensor's proprietary rights and know-how to research, develop, manufacture, market, sell and distribute Licensed Products (as defined below);

         NOW THEREFORE, in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and among the parties as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         "Affiliate" shall mean, with respect to any Person, (i) any other Person of which securities or other ownership interests representing fifty percent (50%) or more of the voting interests of such other Person are, at the time such determination is made, owned, Controlled or held directly or indirectly, by such Person, or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. For the purposes hereof, "Control," whether used as a noun or verb, refers to the possession directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agency" shall mean any supranational, national, regional, state or local government regulatory authority in the Territory responsible for granting approvals for the manufacture or sale of Licensed Products.

         "Development Costs" shall mean the costs incurred by Licensor in connection with the performance of Development Work pursuant to any Research and Development Program.

         "Dengue License" means the license agreement by and between Licensee and OraVax effective as of October 1, 1998.

         "Dengue Vaccine" shall mean a vaccine either therapeutically or prophylactically active against dengue viruses that makes use of, or is based upon, the Technology licensed to the Licensee pursuant to the Dengue License.

         "Development Work" shall mean the research and development activities to be performed by Licensor pursuant to an agreed-upon Research and Development Program.

         "Fields of Use" shall mean the JEV Field and the TBE Field, and "Field of Use" shall mean one of them.

         "Improvements" shall mean any improvements to the Licensed Product which are first conceived, discovered or actually reduced to practice during and after the performance of the Development Work under an agreed-upon Research and Development Program.

         "Intellectual Property" shall mean, collectively, Inventions and Improvements.

         "Inventions" shall mean any inventions, ideas, discoveries which are first conceived, discovered or actually reduced to practice before, during and after the performance of the Development Work under an agreed-upon Research and Development Program and are related to a Licensed Product.

         "JEV Field" means shall mean the development and commercialization of JEV Vaccines.

         "JEV Vaccine" shall mean a vaccine either therapeutically or prophylactically active against Japanese encephalitis viruses that makes use of Licensor's ChimeriVax technology for the creation of genetically engineered live attenuated flavivirus vaccines from recombinant yellow fever 17D virus.

         "Legal Requirements" shall mean all laws, statutes, ordinances, codes, rules, regulations, published standards, permits, judgments, decrees, writs, injunctions, rulings, orders and other requirements of all Public Authorities.

         "Licensed Know-How" shall mean any biological materials, and any research and development information, inventions, know-how, pre-clinical, clinical and other technical data, in each case which are not generally known or available, which are owned, licensed or otherwise held by Licensor with the right to license or sublicense the same to Licensee as of the date hereof or at any time hereafter and which are necessary or useful for the making, using or selling of Licensed Products as provided in this Agreement.

         "Licensed Product(s)" shall mean any product within the Fields of Use.

         "Major Country" shall mean France, Germany, Italy, the United Kingdom or the United States.

         "Net Sales" shall mean the gross invoice price to Third Parties of any Licensed Product, less: (i) retroactive price reductions and rebates customary to the trade or required by law, credits for returns and allowances, all to the extent actually allowed, (ii) sales or other excise taxes or duties imposed upon and paid by Licensee, or any of its Affiliates or Permitted

Sublicensees with respect to such sales, and (iii) transportation charges and insurance for transportation to the extent separately invoiced or separately reported on the invoice and paid by the Third Party. Notwithstanding the foregoing, Net Sales shall not include sales between or among Affiliates for resale by an Affiliate.

         "Patent Rights" shall mean:

              (a) all patents and patent applications owned or controlled by Licensor, or licensed to Licensor with rights to grant sublicenses thereunder, anywhere in the world as of the date hereof or at any time hereafter relating to a Field of Use and which are (i) listed on Schedule A, (ii) issued, assigned or licensed to Licensor at any time hereafter and that are necessary or useful for the making, using or selling of Licensed Products as provided in this Agreement, or (iii) based on any Inventions that are necessary or useful for the making, using or selling of Licensed Products as provided in this Agreement, and

              (b) any improvement patents, reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part or patent-of-addition issued, assigned or licensed to Licensor of or relating to the patents or patent applications described in clause (a) hereof.

         "Permitted Sublicensee" shall mean any Affiliate of Licensee, and any other Person approved in writing by Licensor prior to the granting of the applicable sublicense.

         "Person" shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivision thereof.

         "Public Authority" shall mean any supranational, national, regional, state or local government, court, governmental agency, authority, board, bureau, instrumentality or regulatory body.

         "Research and Development Program" shall have the meaning set forth in
Section 4.1(a).

         "TBE Field" shall mean the development and commercialization of TBE Vaccines.

         "TBE Vaccines" shall mean a vaccine either therapeutically or prophylactically active against tick-borne encephalitis viruses that makes use of Licensor's ChimeriVax technology for the creation of genetically engineered live attenuated flavivurus vaccines from recombinant yellow fever 17D virus.

         "Technology" shall mean the Patent Rights and Licensed Know-How.

         "Territory" shall mean all countries of the world.

         "Third Party" shall mean any Person which is not a party or an Affiliate of a party hereto.

         "Valid Claim" shall mean a claim of an issued and unexpired patent included within the Patent Rights that has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in a final adjudication from which no appeal can be taken and that has not been specifically admitted by the Licensor to be invalid or unenforceable through statements or actions that legally bind the Licensor to such admission.

                                   ARTICLE 2

                                 GRANT OF RIGHTS

         2.1 LICENSE. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a right and license, with the right to grant sublicenses, under the Technology to research, have researched, make, have made, use, sell, distribute, import and export Licensed Products in the Territory, which right and license shall be exclusive even as to Licensor; provided that Licensor shall retain the right to research, have researched, make, have made and use Licensed Products for all purposes unrelated to the commercialization of Licensed Products.

         2.2 EXCLUSIVITY. In order to assure Licensee of the exclusive rights under the Technology to commercialize Licensed Products granted in Section 2.1 hereof, Licensor shall not itself sell, distribute, import or export Licensed Products in the Territory or grant to a Third Party any rights or licenses to research, have researched, make, have made, use, sell, distribute, import or export Licensed Products in the Territory, except as provided by this Agreement and for so long as the rights and licenses granted in Section 2.1 remain in force pursuant to this Agreement.

         2.3 SUBLICENSES.

              (a) The rights granted under Section 2.1 may be sublicensed by Licensee (or any Permitted Sublicensee) to any Permitted Sublicensee. In the event that Licensee (or any Permitted Sublicensee) desires to sublicense any rights granted under Section 2.1 to any Third Party, Licensee shall furnish to Licensor for its approval, which shall not be unreasonably withheld or delayed, a prior draft of the proposed sublicense agreement, which shall be on substantially the same terms (other than Section 3.3) as this Agreement and (y) provide Licensor with an executed copy of any such approved sublicense agreement. In the event that Licensee (or any Permitted Sublicensee) desires to amend any sublicense agreement theretofore approved by Licensor, such amendment shall similarly require Licensor's prior approval, which similarly shall not be unreasonably withheld or delayed.

              (b) Each sublicense agreement concluded by Licensee hereunder shall include a requirement that the Permitted Sublicensee maintain records and permit inspection on terms similar to those set forth in
         Section 10.4 of this Agreement. At Licensor's request and subject to the terms of the applicable sublicense agreement, Licensee shall arrange for an independent public accountant selected by Licensor to inspect the records of its Permitted Sublicensee(s) for the purpose of verifying payments due to Licensor and shall cause such accountant to report the results thereof to Licensor.

              (c) Each sublicense agreement concluded by Licensee hereunder will include indemnification provisions similar to those set forth in
         Section 8.3 hereof naming Licensee and Licensor (and their respective officers, directors, employees and agents) as indemnified parties.

              (d) All sublicenses granted hereunder shall terminate upon termination of this Agreement; provided that upon expiration of the Term pursuant to Section 5.1 hereof (prior to any termination hereunder), Licensee (or the applicable Permitted Sublicensee) shall have a fully paid-up, royalty-free, non-cancelable license, subject (in the case of Licensee's Permitted Sublicensees) to the terms of the applicable sublicense and the payment by Licensee of amounts accrued prior to such expiration.

         2.4 DISCLOSURE OF TECHNOLOGY. Promptly following the execution of this Agreement, and periodically thereafter as such information becomes available to Licensor, Licensor shall provide to Licensee copies of all information and materials in tangible form related to the Technology that are reasonably necessary to or useful in the researching, making, using, selling, distributing, importing or exporting of Licensed Products. Without limiting the generality of the foregoing, if at any time Licensee elects to manufacture a Licensed Product, Licensor shall, upon notice from Licensee, transfer Licensed Know-How relating to manufacturing of the Licensed Product to Licensee, together with seed stock or other biological materials within the definition of Licensed Know-How.

                                   ARTICLE 3

                                  COMPENSATION

         3.1 COMPENSATION FOR PAST RESEARCH AND DEVELOPMENT EXPENSES RELATING TO LICENSOR'S TBE VACCINE KNOW-HOW. Subject to the following sentence, Licensee shall pay to Licensor compensation of []* in respect of Licensor's past research and development expenses relating to TBE Vaccine (the "Reimbursement Payment"). In the event that the Licensee fails to make the Reimbursement Payment when due, the license granted hereunder in respect of TBE Vaccine shall terminate, but the license granted with respect to JEV Vaccine shall continue in full force and effect. Any payment by Licensee hereunder shall be made by Licensee by the later to occur of []*

          3.2 MILESTONE FEES. Licensee shall pay to Licensor the amounts specified below within []* following the accomplishment of the corresponding events specified below (each, a "Milestone"):

              (i) []*


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

              (ii) []*


              (iii) []*


              (iv) []*


              (v) []*


              (vi) []*


              (vii) []*


              (viii) []*


              (ix) []*


              (x) []*

         The foregoing amounts shall be paid by Licensee (on behalf of itself, its Affiliates and Permitted Sublicensees) only once.

         3.3 ROYALTIES.

         (A) ROYALTY RATES.

                   (i) Licensee shall pay Licensor a royalty of []* (the
              "Patent Royalty") on quarterly Net Sales of Licensed Product by Licensee, its Affiliates


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

              and Permitted Sublicensees in countries where at least one Valid Claim exists during all periods of such existence. Such royalty shall be payable on a country-by-country basis until the expiration of the last remaining Valid Claim in any such country.

                   (ii) In the case of countries in which the Patent Rights
              consist solely of patent applications, Licensee shall pay Licensor the Patent Royalty on quarterly Net Sales of Licensed Product by Licensee, its Affiliates and Permitted Sublicensees in such countries until the first to occur of (A) issuance of a Valid Claim (in which case subsection (i) above shall apply) and (B) the conclusion of five continuous years after the date of first commercial sale of Licensed Products in such country during which the only existing Patent Rights in such country were one or more patent applications (in which case the following sentence shall apply. Upon the conclusion of five continuous years after the date of first commercial sale of Licensed Products in a country during which the only existing Patent Rights in such country were one or more patent applications, Licensee shall pay Licensor a royalty of []* (the "Know-How Royalty") on quarterly Net Sales of Licensed Product by Licensee, its Affiliates and Permitted Sublicensees in such country for two additional years provided, however, that upon issuance of a Valid Claim in such country at any time thereafter, Licensee shall pay Licensor in accordance with subsection (i) above.

                   (iii) Licensee shall pay Licensor the Know-How Royalty on
              quarterly Net Sales of Licensed Product by Licensee, its Affiliates and Permitted Sublicensees, in countries where no Patent Rights exist and in countries where the only existing Patent Rights have, for a period of five continuous years or longer been patent applications, for a period of seven (7) years from the date of first commercial sale of Licensed Product in such country; PROVIDED, HOWEVER, that if at any time thereafter Patent Rights come to exist in any such country, Licensee shall pay royalties to Licensor in accordance with subsection (i) or (ii) above as appropriate. In no event shall the Know-How Royalty be payable in respect of any Net Sales upon which the Patent Royalty is payable.

              (B) REDUCTION FOR THIRD PARTY ROYALTIES. In the event that Licensee, its Affiliate(s) or Permitted Sublicensee(s), in its reasonable judgment, determines it to be necessary or desirable to license in Third Party patents or technology relating to the Licensed Product and is required to pay royalties to one or more Third Parties in respect of such patents or technology (that in the absence of such royalty payments would be infringed by the researching, making, using, selling, distributing, importing or exporting of the applicable Licensed Product) in order to enable Licensee, such Affiliate or such Permitted Sublicensee to realize Net Sales, then the royalties otherwise payable to Licensor in respect of such Net Sales shall be reduced by []* the royalties paid to such Third Parties;
         provided, however, that in no event shall such reduction exceed
         []* of the royalties on such Net Sales otherwise due to Licensor.

              (C) RIGHT TO CURE CERTAIN THIRD PARTY OBLIGATIONS; OFFSET. Licensee acknowledges that the patent applications set forth on Schedule A hereto are co-owned

----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

              by Licensor with St. Louis University, in accordance with the agreement attached hereto as Schedule B. In the event that Licensor defaults on its obligations under the agreement attached hereto as Schedule B, Licensor shall promptly notify Licensee of such default and shall, at Licensee's request, cooperate with Licensee to enable Licensee to cure such breach on behalf of Licensor. Licensee shall be entitled to deduct from the royalties otherwise payable to Licensor in respect of Net Sales hereunder all royalties and other expenses incurred under this Section 3.3(c) that are reasonably necessary to ensure that Licensee's rights under this Agreement are not compromised by such default.

         3.4 FUNDING OF RESEARCH AND DEVELOPMENT PROGRAM. The parties agree that Licensee shall be responsible for funding all research and development costs with respect to the Licensed Products. With respect to JEV Vaccine, Licensee shall reimburse Licensor for the Development Costs, including the development program costs for the JEV Vaccine development program to be carried out by Licensor through the completion of a Phase I clinical study in adults, in accordance with the Dengue License. Such JEV Vaccine development program shall otherwise be conducted and managed consistent with Article 4 hereof. In the event that Licensee wishes to continue to fund further Development Work, such further funding shall be made in accordance with the provisions of Article 4 hereof.

         3.5 SINGLE ROYALTY; NON-ROYALTY SALES. It is understood that in no event shall more than one royalty be payable under Section 3.3 with respect to a particular unit of Licensed Product. No royalty shall be payable under this
Article 3 with respect to sales of Licensed Products among Licensee, its Affiliates, Permitted Sublicensees and their Affiliates (provided that such sales are for the purpose of facilitating resales to Third Parties), but a royalty shall be due upon the subsequent sale of the Licensed Product to a Third Party. No royalty shall be payable for (i) Licensed Product used in clinical trials, or (ii) Licensed Product used by Licensee, its Affiliates or Permitted Sublicensees for research, or (iii) customary quantities of Licensed Product distributed as free samples.

                                   ARTICLE 4

                            RESEARCH AND DEVELOPMENT

         4.1 RESEARCH AND DEVELOPMENT PROGRAM.

              (A) GENERAL. In the event that Licensee so requests, and subject to agreement by the parties hereto on the research and development program to be conducted in respect of any Licensed Product (each, a "Research and Development Program"), Licensor agrees to perform or have performed for the Licensee the Development Work set forth in any such Research and Development Program, and Licensee hereby agrees to fund the Research and Development Program in accordance with the terms and conditions set forth below. Such research and development programs shall be generally consistent with the programs established by the parties for JEV Vaccines and Dengue Vaccines except as may be modified to account for any differences in the technology of such Licensed Product. Without limiting the generality of the foregoing, the parties agree that upon the reasonable request of Licensee (subject to Section
         9.1 hereof), Licensor shall prepare
         clinical constructs in respect of TBE Vaccine, provided that the parties can agree on the budget therefor (including the number of and costs of the FTE's assigned to the project).

              (B) SUBCONTRACTING. Licensor may subcontract any or all of its obligations under this Article 4, subject to obtaining the prior written consent of Licensee, which consent shall not be unreasonably withheld. In the event that Licensor desires to subcontract any material part of its obligations under this Article 4 to any Third Party, Licensor shall (x) furnish to Licensee for its approval a prior draft of the proposed subcontract agreement, which shall be in form and substance satisfactory to Licensee, (y) provide Licensee with an executed copy of any such approved subcontract agreement, and (z) keep Licensee informed of the status of any such subcontracting arrangements. In the event that Licensor desires to amend any subcontract agreement theretofore approved by Licensee, such amendment shall similarly require Licensee's prior approval. No such subcontract shall relieve Licensor of its obligations under this Agreement.

              (C) RESEARCH AND DEVELOPMENT COMMITTEE, PRINCIPAL INVESTIGATOR. The Development Work (if any) shall be performed under the supervision and direction of the Principal Investigator who shall be an employee of Licensor and shall be chosen by the Research and Development Committee. The Research and Development Committee shall consist of three individuals nominated by Licensor and three individuals nominated by Licensee. The Research and Development Committee shall review the progress of the Development Work and will approve or reject material changes to the Development Work plan. The Research and Development Committee can change its number of members (maintaining equal representation of both Licensee and Licensor) and its membership upon the decision of a majority of its members. The Research and Development Committee shall survive the term of the Research and Development Program in an advisory role until a time mutually agreeable to Licensee and Licensor or, in the absence of mutual agreement, until one year following product licensure of a Licensed Product in a Major Country. The members of the Research and Development Committee shall be senior executives from the various research and development disciplines of Licensor and Licensee. The initial members of the Research and Development Committee are indicated in Appendix A hereto.

              (D) REPLACEMENT OF PRINCIPAL INVESTIGATOR. In the event that the Principal Investigator is unwilling or unable to perform his or her duties hereunder, Licensor shall promptly appoint a successor mutually agreeable to the parties.

              (E) REPORTS. The Principal Investigator shall provide written progress reports, summarizing in reasonable detail the current status and progress of each Research and Development Program (i) within thirty
         (30) days after the end of each calendar quarter and (ii) as soon as practicable whenever, in the Principal Investigator's judgment, an Invention has been created or reduced to practice.

              (F) VISITATION. Duly authorized representatives of Licensee shall have the right at reasonable times and upon reasonable notice to visit the facilities where any Development Work is being performed in order to monitor progress of the Development Work.

         4.2 FUNDING.

              (A) GENERAL. Licensor shall provide (or cause to be provided) to Licensee, prior to the beginning of each quarter in which Development Work is to be performed in accordance with a Research and Development Plan, an invoice setting forth the projected Development Costs to be incurred for such quarter in accordance with any Research and Development Program. Licensee shall pay such invoice within thirty (30) days of receipt thereof to the extent that such Development Costs are included in the Research and Development Plan (as modified from time to time by the Research and Development Committee). Licensor hereby covenants and agrees that any funding provided to Licensor under this Section 4.2 shall be used as contemplated by the applicable Research and Development Program. Services provided by Licensor at Licensee's request that are outside the scope of a Research and Development Program shall be separately invoiced by Licensor and separately funded by Licensee on the basis for determining costs set forth in Appendix A hereto.

              (B) RECONCILIATION. Within thirty (30) days after the end of each quarter in which Development Work is performed in accordance with a Research and Development Plan, Licensor shall provide (or cause to be provided) to Licensee a statement reconciling the projected Development Costs previously paid by Licensee for such quarter against the actual Development Costs incurred by Licensor for such quarter. In the event that such reconciliation demonstrates that such previous payment exceeded such actual Development Costs, Licensee shall be entitled to recoup the excess from Licensor. In the event that such reconciliation demonstrates that such actual Development Costs exceeded such previous payment, Licensor shall be entitled to reimbursement of the excess from Licensee. At the option of the party to whom any such adjustment is owed, such excess shall be paid to such party by the other party within thirty (30) days after such statement is provided or an appropriate adjustment shall be made to the next invoice provided to Licensee setting forth projected Development Costs (in which case such adjustment shall be subtracted from or added to actual Development Costs, as appropriate, for purposes of the subsequent reconciliation relating to the quarter to which such invoice relates).

              (C) COST OF COMPONENTS. Any component that, by mutual agreement of Licensee and Licensor, is supplied by Licensee to Licensor in connection with the Development Work to performed hereunder shall be supplied to Licensor at no cost.

         4.3 SUBLICENSE AND LICENSE.

         (a) In the event that, and for so long as, any Research and Development Program is on-going, Licensee hereby grants to Licensor a fully paid, non-exclusive, royalty-free sublicense, with the right to grant sublicenses (subject to Section 4.1(b) hereof), under the rights and licenses granted pursuant to Section 2.1 above to research, develop, make and have made the applicable Licensed Product in the Territory solely for the purposes of performing the Development Work pursuant to the applicable Research and Development Program.

         (b) In the event that, and for so long as, any Research and Development Program is on-going, Licensee hereby grants to Licensor a fully paid, non-exclusive, royalty-free license, with the right to grant sublicenses (subject to Section 4.1(b) hereof), under the Intellectual Property owned by Licensee as specified in Sections 4.4(d) and 4.4(e) hereof to research, develop, make and have made the applicable Licensed Products in the Territory solely for the purposes of performing the Development Work pursuant to the applicable Research and Development Program.

4.4      OWNERSHIP OF INVENTIONS AND IMPROVEMENTS.

              (a) All Intellectual Property developed solely by Licensor pursuant to a Research and Development Program shall be owned solely by Licensor, and such Intellectual Property shall be deemed to be included in the Technology.

              (b) All Intellectual Property developed jointly by Licensor and Licensee pursuant to a Research and Development Program and solely relating to a Licensed Product shall be owned jointly by the parties and Licensee shall have an exclusive right and license to Licensor's interest in such Intellectual Property pursuant to Section 2.1 above.

              (c) All Intellectual Property developed jointly by Licensor and Licensee pursuant to the Research and Development Program and not solely relating to a Licensed Product shall be owned jointly by the parties and both parties shall have the right to use and exploit such Intellectual Property freely without accounting to one another for such use and exploitation.

              (d) All Intellectual Property developed solely by Licensee pursuant to a Research and Development Program and solely relating to a Licensed Product shall be owned solely by Licensee.

              (e) All Intellectual Property developed solely by Licensee and which is not solely related to a Licensed Product shall be owned by Licensee. The parties shall, at Licensor's request, enter into good faith negotiations for a grant of licenses to such Intellectual Property from Licensee to Licensor for use outside of the Fields of Use.

              (f) Licensor agrees to include provisions assuring Licensee's rights under this Section 4.4 in every sublicense granted pursuant to
         Section 4.3 above.

              4.5 DISPUTE RESOLUTION.

              (a) The parties agree to use their best efforts to resolve amicably any deadlock between the parties or their respective representatives, with respect to any scientific matter and will not take any action inconsistent therewith. The resolution of any deadlock pursuant to this Section 4.5 shall be binding on the parties for all purposes.

              (b) In the event that the parties or their respective representatives are deadlocked concerning any scientific matter, the parties shall thereupon consult with each other in good faith on a regular basis (including at least one meeting between the Chief

         Scientific Officer of Licensor and the Chief Scientific Officer of Licensee for their consideration and resolution, and if no decision is then reached, at least one meeting between the Chief Executive Officer of Licensor and the Chief Executive Officer of Licensee) to attempt to resolve such matters as promptly as practicable and each party hereby agrees to use its best efforts to schedule such meetings within sixty
         (60) days after the occurrence of the deadlock.

              (c) In the event that, following the aforementioned consultations, the parties remain deadlocked regarding any scientific matter, such deadlock shall be referred, at the election of either party and by notice in writing to the other party, to a panel of scientific mediators as provided in this paragraph (c) ("Scientific Mediation"). In any Scientific Mediation, there shall be three scientific experts in the pharmaceuticals area (without regard to nationality) who shall act as the mediators (the "Scientific Mediators"). The party requesting Scientific Mediation shall appoint one individual to serve as one of the Scientific Mediators, and shall notify the other party of such appointment in the aforementioned notice. Within fifteen (15) days after receipt of such notice, the other party shall appoint one individual to serve as a Scientific Mediator, but if the other party shall fail to make such appointment within such period, such party may request the Swedish Arbitration Committee of the ICC to make such appointment. The two Scientific Mediators shall, within fifteen (15) days of the appointment of the second Scientific Mediator appoint a third individual to serve as a Scientific Mediator and chairperson of the mediation board, but if the two Scientific Mediators shall fail to make such appointment within such period, then such party or the other party may request the Swedish Arbitration Committee of the ICC to make such appointment. No Confidential Information shall be disclosed to such Scientific Mediators unless and until each such Scientific Mediator has entered into a confidentiality agreement, in form and substance satisfactory to both parties. The Scientific Mediators shall be advised of the positions taken by each of the parties to such mediation and shall work with them in an effort to resolve the scientific deadlock within sixty (60) days after the appointment of the third Scientific Mediator. If the scientific deadlock is not resolved within such period, there shall be no further Scientific Mediation, but the Chief Executive Officer of Licensor and the Chief Executive Officer of Licensee shall consult one more time in an effort to resolve the deadlock.

                                   ARTICLE 5

                              TERM AND TERMINATION

         5.1 TERM. This Agreement shall become effective as of the date hereof and, subject to the other provisions of this Article 5, shall continue in full force and effect on a country-by-country basis until the later of (a) the date on which no Valid Claim exists in such country, or (b) ten (10) years from the date of the first commercial sale of a Licensed Product in such country (or such other period, not to exceed ten (10) years from first commercial sale of such product, as may be permissible under the applicable law of any country in which such product is sold) (the "Term"). Upon the expiration of the Term on a country-by-country basis, Licensee will have a fully paid, royalty-free, freely sublicensable license to make, have made, use, sell, distribute, import and export Licensed Products in each such country, and Licensee shall have no further payment obligation to Licensor, other than for payments that accrue prior to such expiration, for milestone payments that may accrue after such expiration and for Development Costs that may be incurred after such expiration.

         5.2 TERMINATION FOR BREACH. In the event of a material breach of this Agreement (including the breach of a representation or warranty), which breach is not cured within sixty (60) days after written notice is given by the non-breaching party to the breaching party specifying the breach, the non-breaching party, in addition to any other remedy which it may have, shall be entitled to terminate this Agreement.

         5.3 OPTIONAL TERMINATION BY LICENSEE. Licensee may terminate this Agreement at any time by giving Licensor at least ninety (90) days prior written notice.

         5.4 TERMINATION STANDSTILL. Notwithstanding anything to the contrary contained herein, Licensee may not terminate this Agreement for any reason before the earlier of (i) June 30, 2000 or (ii) the completion of the Phase I JEV Vaccine clinical trial demonstrating safety and seroconversion, as set forth in the Research and Development Program in respect thereof, all as described in and pursuant to, the Dengue License.

         5.5 RIGHTS ON TERMINATION.

              (a) In the event that this Agreement is terminated pursuant to
         Section 5.2 due to a material breach by Licensor, (i) the rights and licenses granted to Licensee in Section 2.1 hereof shall remain in effect, subject to Licensee's payment of []* of the royalties and []* of the milestone payments that that would otherwise accrue after such termination, (ii) the rights and licenses granted to Licensor in
         Section 4.3 shall terminate, (iii) subject to Article 7 hereof, any Confidential Information provided to Licensor in tangible form shall be promptly returned to Licensee or destroyed, at Licensee's option and
         (iv) Licensee shall have the rights set forth in Section 8.3 in respect of such breach.

              (b) In the event that this Agreement is terminated pursuant to
         Section 5.2 due to a material breach by Licensee, (i) all licenses granted hereunder, except the license granted to Licensor pursuant to
         Section 4.3(b), shall terminate, (ii) the license granted to Licensor pursuant to Section 4.3(b) shall be []* (iii) subject to Article 7 hereof, any Confidential Information and Licensed Know-How provided to Licensee in tangible form shall be promptly returned to Licensor or destroyed, at Licensor's option, and (iv) Licensor shall have the rights set forth in Section 8.3 in respect of such breach.

              (c) In the event that this Agreement is terminated pursuant to
         Section 5.3 at Licensee's option, (i) all licenses granted hereunder, except the license granted to Licensor pursuant to Section 4.3(b), shall terminate, (ii) the license granted to Licensor pursuant to
         Section 4.3(b) shall be []* (iii) subject to Article 7 hereof, any Confidential Information and Licensed Know-How provided to Licensee in tangible form shall be promptly returned to Licensor or destroyed, at Licensor's option, and (iv) Licensor and Licensee shall negotiate in good faith a percentage royalty to be paid by Licensor to Licensee, based upon the commercialization of Licensed Products subsequently undertaken by Licensor, that compensates Licensee for Licensor's exploitation of Intellectual Property developed during the course of a Research and Development Program using Licensee's funding at a level commensurate with the level of royalties Licensor pays to Third Parties in arm's-length transactions for licenses of intellectual property with similar commercial value.

              (d) In the event that a Research and Development Program is terminated by Licensee prior to the completion of its term for any reason, Licensee shall, in addition to any other payments due hereunder, make a payment equal to the budgeted Development Costs set forth in the Development Plan for the three (3) month period following the termination date. Also in the event of such termination, Licensor shall, and shall cause its employees, agents and subcontractors (including, without limitation, the Principal Investigator) performing any Development Work to, wind up as expeditiously as possible all Development Work that is in progress at the date of such termination. Following such termination and winding up, Licensor shall submit to Licensee a final invoice setting forth the three months' budgeted Development Costs and the Development Costs (including the winding up costs) associated with Development Work performed by Licensor (or its subcontractor) through such termination and winding up and Licensee shall pay such final invoice within thirty (30) days to the extent that the budgeted Development Costs and the Development Costs were included in the Development Plan and the costs of winding up are reasonable and directly related to the winding up of the Development Work.

              (e) In the event Licensee terminates this Agreement, all rights to Intellectual Property owned jointly pursuant to Section 4.4(c) shall remain the property of both Licensor and Licensee with divided control and the parties shall enter into good faith negotiations for the grant of an exclusive right and license to Licensee's interest in such Intellectual Property from Licensee to Licensor. In the event of Licensee's termination of this Agreement, the parties shall also enter into good faith negotiations for the grant of a license to Intellectual Property owned by Licensee pursuant to Section 4.4(d) from Licensee to Licensor.

              (f) Articles 7 and 11, and Sections 2.3, 5.1, 5.4, 5.5, 5.6, 8.3,
         10.3 and 10.4, shall survive the expiration and any termination of this Agreement. Except as otherwise provided in this Section 5.5(f), all rights and obligations of the parties under this Agreement shall terminate upon the expiration or termination of this Agreement.

              (g) Termination of this Agreement for any reason shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party.

         5.6 In the event that Licensee terminates this Agreement for any reason, and Licensee decides to continue the development of a Japanese encephalitis vaccine or a tick-borne encephalitis vaccine other than a Licensed Product, Licensee shall in good faith, but with no legal obligation, consider maintaining a collaborative relationship with Licensor relating to such development.

         5.7 Subject to applicable law to the contrary, Licensee or Licensor may terminate this Agreement upon written notice to the other party if the other party makes a general assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy or has a receiver or trustee appointed for substantially all of its property; provided that in the case of an involuntary bankruptcy proceeding such right to terminate shall only become effective if the other party consents thereto or such proceeding is not dismissed within sixty (60) days after the filing thereof. Each of the parties hereto acknowledges and agrees, subject to applicable law to the contrary, that this Agreement (i) constitutes a license of Intellectual Property (as such term is defined in the United States Bankruptcy Code, as amended (the "Code")), and
(ii) is an executory contract, with significant obligations to be performed by each party hereto. The parties agree that Licensee may fully exercise all of its rights and elections under the Code, if any, including, without limitation, those set forth in Section 365(n) of the Code. The parties further agree that, in the event that Licensee retains its rights as a licensee under the Code pursuant to such an exercise, Licensee shall be entitled to complete access to any technology licensed to it hereunder and all embodiments of such technology. Subject to applicable law to the contrary, such embodiments of the technology shall be delivered to Licensee not later than (a) the commencement of bankruptcy proceedings against Licensor, unless Licensor elects to perform its obligations under this Agreement, or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of Licensor.

                                   ARTICLE 6

                            PATENTS AND INFRINGEMENTS

         6.1 PURSUIT AND MAINTENANCE OF PATENT RIGHTS. Licensor shall, at its own expense, file, prosecute and maintain Patent Rights. Licensor agrees to keep Licensee informed as to the status of the Patent Rights and shall provide Licensee with copies of all filings and correspondence of a substantive nature with respect to patents or patent applications relating to the Patent Rights to be made or sent to the United States Patent and Trademark Office or its counterpart in any country of the Territory and copies of all correspondence of a substantive nature that Licensor receives from such Persons with respect to the Patent Rights. In the event that Licensor chooses not to prosecute a patent in the Territory in the case of certain Intellectual Property or chooses not to prosecute a patent in a certain country in the Territory that is based upon the same patentable subject matter upon which Patent Rights are based, then Licensee shall be entitled to prosecute such patent and Licensor shall reasonably cooperate with Licensee in such prosecution; provided however that the prosecution by Licensee of any patent pursuant to this Section shall not create any ownership interest in such Intellectual Property or in such patentable subject matter by Licensee that Licensee would not otherwise have hereunder.

         6.2 NOTICE OF INFRINGEMENT. Each party shall promptly notify the other of any conflicting use or any act of infringement or appropriation of any Patent Right by unauthorized Persons which comes to its attention.

         6.3 ENFORCEMENT AND DEFENSE. Upon becoming aware of a conflicting use or an act of infringement, and communicating about the same pursuant to Section
6.2 above, Licensee shall discuss with Licensor the nature of and circumstances surrounding such conflicting use or act of infringement. Subject to the consent of Licensor, which consent shall not be unreasonably withheld, Licensee shall thereafter, at its own expense, have the right but not the obligation to initiate actions and take steps relating to such conflicting use or act of infringement. Licensee may settle any dispute with a Third Party regarding such conflicting use or act of infringement; provided that Licensee shall not have the right to settle, compromise or take any action in any dispute which diminishes, limits or inhibits the scope, validity or enforceability of the Patent Rights without the express written consent of Licensor. In the event that Licensee exercises its rights under this Section 6.3, Licensee agrees to keep Licensor fully informed of all developments in connection with any settlements and negotiations and to consult with Licensor prior to making any final settlement, consent judgment or other voluntary disposition of the matter. If Licensee chooses not to take or continue any action or step relating to such conflicting use or act of infringement, Licensor shall have the right to engage in negotiations and proceedings relating to such conflicting use or act of infringement solely at its own expense; provided that it keeps Licensee fully informed of the progress of such negotiations and proceedings and consults with Licensee prior to making any final settlement, consent judgment or other voluntary disposition of the matter. Each party agrees to cooperate with the other to the fullest extent possible with respect to any negotiations or proceedings under this Section 6.3.

         6.4 EQUITABLE DIVISION OF RECOVERIES BY LICENSEE. In the event that Licensee elects to initiate actions or take steps relating to a conflicting use or act of infringement pursuant to Section 6.3 above, and Licensee is thereby able to recover from a Third Party by settlement or otherwise any damages or other compensation in respect of such conflicting use or act of infringement, such damages and other compensation shall be divided equitably between Licensee and Licensor in a manner commensurate with the division of economic benefits relating to sales of Licensed Products contemplated by this Agreement.

                                   ARTICLE 7

                                 CONFIDENTIALITY

         7.1 Except as expressly set forth in this Article 7, each party shall, and shall cause its Affiliates and its and their respective officers, directors, employees, agents and subcontractors (collectively, "Representatives") to, keep confidential any and all technical, commercial, scientific and other proprietary data, processes, documents or other information (whether in oral, written or electronic form) or physical object (including, without limitation, intellectual property, marketing data, agreements between any party and a Third Party, license applications, and business plans and projections of any party) acquired from the other party, its Affiliates or any of their respective Representatives in respect of the transactions contemplated by this Agreement and which relate (in the case of a party) to the other party or any of its Affiliates or their respective businesses or products ("Confidential Information"), and each party shall not disclose directly or indirectly, and shall cause its respective Affiliates and Representatives not to disclose directly or indirectly, any Confidential Information to anyone outside such Person, such Affiliates and their respective Representatives, except that the foregoing restriction shall not apply to any information disclosed hereunder to any Person if such Person (the "Receiving Person") can demonstrate that such Confidential Information:

              (a) is or hereafter becomes generally available to the trade or public other than by reason of any breach hereof;

              (b) was already known to the Receiving Person or such Affiliate or Representative as shown by written records;

              (c) is disclosed to the Receiving Person or such Affiliate or Representative by a third party who has the right to disclose such information;

              (d) is developed by or on behalf of the Receiving Person or any of its Affiliates independently, without reliance on Confidential Information received hereunder; or

              (e) is, based on such Person's good faith judgment with the advice of counsel, otherwise required to be disclosed in compliance with applicable Legal Requirements by a Public Authority (and, in such case, such information shall remain Confidential Information for all other purposes unless and until subparagraphs (a) through (d) above otherwise apply).

         7.2 Except in furtherance of their respective rights and obligations hereunder, each party agrees that it shall not (and shall not permit any of its Affiliates to) at any time use any Confidential Information in the conduct of its businesses without the prior written consent of the other party. The obligations set forth in this Article 7 shall extend to copies, if any, of Confidential Information made by any of the Persons referred to in Section 7.1 and to documents prepared by such Persons which embody or contain Confidential Information, and to any electronic data files containing Confidential Information.

         7.3 Each party shall deal with Confidential Information so as to protect it from disclosure with a degree of care not less than that used by it in dealing with its own information intended to remain exclusively within its knowledge and shall take reasonable steps to minimize the risk of disclosure of Confidential Information.

         7.4 The obligations set forth in this Article 7 shall survive the expiration, termination or assignment of this Agreement for a period of fifteen (15) years thereafter.

         7.5 Within thirty (30) days after the termination of this Agreement, any Receiving Person shall (and shall cause its Affiliates and Representatives to), at the option of the person making disclosure (the "Disclosing Person"), return to the Disclosing Person or destroy all Confidential Information in its or their possession; provided, however, that the Receiving Person may, upon notice to the Disclosing Person, retain in its legal files or in the office of outside legal counsel one copy of any document solely for use in legal proceedings to which such document relates and for archival purposes. Such notice shall set forth, in reasonable detail, a list of the documents so retained.

         7.6 Licensor agrees to use reasonable efforts to protect the confidentiality, if applicable, of Technology that it licenses outside the Field of Use in a manner commensurate with the manner in which such confidentiality is protected hereunder.

                                   ARTICLE 8

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         8.1 Representations and Warranties of Licensee.

              (a) Licensee is a corporation duly incorporated and validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of organization, with the corporate power to own, lease and operate its properties and to carry on its business as now conducted.

              (b) Licensee has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

              (c) The execution, delivery and performance of this Agreement by License does not conflict with or contravene the articles or certificate of incorporation or by-laws, regulations or partnership agreement (or other comparable governing instruments with different names) of Licensee, nor will the execution, delivery or performance of this Agreement conflict with or result in a breach of, or entitle any party thereto to terminate, any material agreement or instrument to which Licensee is a party, or by which any of its assets or properties is bound.

              (d) This Agreement has been duly authorized, executed and delivered by Licensee and constitutes a legal, valid and binding agreement of Licensee, enforceable against Licensee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally.

         8.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR.

              (a) Licensor is a corporation duly incorporated and validly existing as a corporation and in good standing under the laws of the State of Delaware, with the corporate power to own, lease and operate its properties and to carry on its business as now conducted.

              (b) Licensor has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

              (c) The execution, delivery and performance of this Agreement by Licensor does not conflict with or contravene its certificate of incorporation or by-laws, nor will the execution, delivery or performance of this Agreement conflict with or result in a breach of, or entitle any party thereto to terminate, any material agreement or instrument to which Licensor is a party, or by which any of its assets or properties is bound. No Third Party has any right, title or interest in or to any Technology in the Fields of Use.

              (d) This Agreement has been duly authorized, executed and delivered by Licensor and constitutes a legal, valid and binding agreement of Licensor, enforceable against Licensor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally.

              (e) Licensor owns or has rights to use and exploit under licenses (and to license or sublicense) all of its rights under the Technology. There have been no material claims made against Licensor asserting the invalidity or unenforceability of, or with respect to the Patent Rights, the misuse of, the Patent Rights or Licensed Know-How, nor is Licensor aware that any such claims exist. Licensor has not received a notice of conflict of the Technology with the asserted rights of others, or otherwise challenging its rights to use any of the Technology. None of the rights of Licensor under the Patent Rights or Licensed Know-How will be adversely affected by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated herein.

              (f) Licensor has not filed for protection under the United States Bankruptcy Code, as amended (the "Code"), nor does it have any intention of doing so. No Third Party has filed or commenced, nor to the knowledge of Licensor has any Third Party threatened to file or commence, a proceeding under the Code against Licensor.

         8.3 INDEMNIFICATION.

              (A) INDEMNITY BY LICENSEE. Licensee hereby agrees to indemnify, defend and hold harmless Licensor, its officers, directors, employees and agents from and against any liabilities, claims, damages, costs, expenses (including reasonable attorneys' fees), judgments payable or incurred in respect of claims by or claims asserted or threatened by Third Parties (collectively, "Damages") arising out of, based upon or resulting from (i) the development, manufacture, sale or use of any Licensed Product, (ii) a breach of this Agreement (including the breach of a representation or warranty) by Licensee, or (iii) the negligence or willful misconduct of Licensee, except to the extent that in any case any such Damages arise out of, are based upon or result from (i) a breach of this Agreement (including the breach of a representation or warranty) by Licensor, or (ii) the negligence or willful misconduct of Licensor.

              (B) INDEMNITY BY LICENSOR. Licensor hereby agrees to indemnify, defend and hold harmless Licensee, its officers, directors, employees and agents from and against any Damages arising out of, based upon or resulting from (i) a breach of this Agreement (including the breach of a representation or warranty) by Licensor, or (ii) the negligence or willful misconduct of Licensor, except to the extent that in either case any such Damages arise out of, are based upon or result from (i) a breach of this Agreement (including the breach of a representation or warranty) by Licensee, or (ii) the negligence or willful misconduct of Licensee.

              (C) INDEMNIFICATION PROCEDURES.

                   (i) Any party entitled to indemnification under paragraph (a)
              or (b) of this Section 8.3 (an "Indemnified Party") shall promptly notify the party potentially responsible for such indemnification (the "Indemnifying Party") upon becoming aware of any claim or claims asserted or threatened against such Indemnified Party which could give rise to a right of indemnification under this Agreement; PROVIDED, HOWEVER, that the failure to give such notice shall not relieve the Indemnifying Party of its indemnity obligation hereunder except to the extent that such failure prejudices its rights hereunder.

                   (ii) the Indemnifying Party shall have the right to
              defend, at its sole cost and expense, such claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party; PROVIDED, HOWEVER, that the Indemnifying Party may not enter into any compromise or settlement unless (x) the Indemnified Party consents thereto, which consent shall not be unreasonably withheld, or (y) such compromise or settlement includes as an unconditional term thereof the giving by each claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim.

                   (iii) The Indemnified Party may participate in, but not
              control, any defense or settlement of any claim by the Indemnifying Party pursuant to this Section 8.3 and shall bear its own costs and expenses with respect to such participation; PROVIDED, HOWEVER, that the Indemnifying Party shall bear such costs and expenses if counsel for the Indemnifying Party shall have reasonably determined that such counsel may not properly represent both the Indemnifying Party and the Indemnified Party.

                   (iv) If the Indemnifying Party fails to notify the
              Indemnified Party within twenty (20) days after receipt of notice of a claim in accordance with Section 8.3(c)(i) hereof that it elects to defend the Indemnified Party pursuant to this Section 8.3(c), or if the Indemnifying Party elects to defend the Indemnified Party but fails to prosecute or settle the claim diligently, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the claim by all appropriate proceedings, which proceedings shall be diligently prosecuted by the Indemnified Party to a final conclusion or settled; PROVIDED, HOWEVER, that in no event shall the Indemnifying Party be required to indemnify the Indemnified Party for any amount paid or payable by the Indemnified Party in the settlement of any such claim agreed to without the consent of the Indemnifying Party, which shall not be unreasonably withheld.

                                   ARTICLE 9

                 DILIGENCE IN COMMERCIALIZING LICENSED PRODUCTS

         9.1 GENERAL. Licensee shall use commercially reasonable efforts to promptly and fully research, develop, register, market and sell and to continue to market and sell Licensed Product in each country in which Licensee reasonably determines that there is a market potential for such Licensed Product.

         9.2 NOTIFICATION. Licensee shall promptly notify Licensor in writing if at any time Licensee ceases to promptly and fully research, develop and/or obtain regulatory approval for and/or market and sell a Licensed Product in any country.

         9.3 REVERSION OF RIGHTS TO LICENSOR. If, at any time subsequent to the payment of the Reimbursement Payments, Licensee fails to use commercially reasonable efforts to promptly and fully research, develop, register, market and sell and to continue to market and sell Licensed Product in any country, the rights and licenses granted to Licensee with respect to such country shall
terminate, upon [      ]* days prior written notice to Licensee from Licensor,
subject to Licensee's right to reestablish in good faith its efforts pursuant to
Section 9.1 above with respect to such country within such [    ]* period.

                                   ARTICLE 10

                             ACCOUNTING AND RECORDS

         10.1 REPORTS. Licensee agrees to make quarterly written reports to Licensor within ninety (90) days after the end of each calendar quarter in which royalties are due under this Agreement, stating in each such report with respect to Licensed Products, the number, description, and aggregate Net Sales of Licensed Products sold during the calendar quarter and upon which a royalty is payable under Article 3 above.

         10.2 PAYMENT. Concurrently with the making of each such report of
Section 10.1, Licensee shall pay to Licensor the royalties at the rate specified in Section 3.3, if any such royalties are due. All payments by Licensee to Licensor hereunder shall be made in United States dollars. If any currency conversion shall be required in connection with the calculation of royalties or the payment of other compensation hereunder, such conversion shall be made by using the rate of exchange published in The Wall Street Journal for the last business day of the applicable calendar quarter.

         10.3 WITHHOLDING TAXES. The payments referred to in Article 3 above shall be net of all withholding taxes and other taxes that Licensee or any of its Affiliates are required by law to withhold or pay; PROVIDED, HOWEVER, that if, in regard to any withholding tax paid by Licensee, Licensor is able to realize a benefit in the form of a corresponding tax credit that it is actually able to use to reduce its tax payments, then Licensor shall reimburse Licensee for such withholding tax to the extent of such realized benefit. Licensor shall furnish Licensee with appropriate documents supporting application of the most favorable rate of withholding tax

----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

available under applicable tax treaties and shall use commercially reasonable efforts to secure all tax credits in respect of withholding taxes paid by Licensee hereunder available to it.

         10.4 RECORDS; INSPECTION.

              (a) Licensee shall keep complete, true and accurate books of account and records for the purpose of determining the amounts payable to Licensor under this Agreement. Such books and records shall be kept at Licensee's principal place of business for at least three (3) years following the end of the calendar quarter to which they pertain, and will be open for inspection during such three (3) year period by an independent public accountant not providing accounting services to Licensor, Licensee or any of their respective Affiliates that is reasonably acceptable to both parties, for the purpose of verifying Licensee's quarterly written reports. Such inspections may be made no more than once each calendar year, during normal business hours and upon thirty (30) days prior notice. Any such information shall be considered to be Confidential Information of Licensee.

              (b) Inspections conducted under this Section 10.4 shall be at the expense of Licensor, unless an underpayment exceeding five percent (5%) of the royalties paid during the period covered by the inspection is established in the course of any such inspection, whereupon all costs relating thereto, as well as any unpaid royalties due and owing to Licensor, shall be paid by Licensee within thirty (30) days after the notification by Licensor to Licensee that an underpayment has been discovered.

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 PUBLICITY. Licensee and Licensor shall cooperate in the preparation of a mutually-agreeable press release and other publicity disclosing the existence of this Agreement and their business relationship. Except for the information disclosed in such press release or publicity, neither Licensee nor Licensor shall disclose the existence or any terms of this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld), except for such limited disclosure as may be reasonably necessary to either party's bankers, investors, attorneys or other professional advisors, or in connection with a merger or acquisition, or as may be required by law in the offering of securities or in securities or regulatory filings or otherwise.

         11.2 WAIVER. It is agreed that no waiver by any party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

         11.3 INDEPENDENT CONTRACTORS. The relationship of the parties hereto is that of independent contractors. Neither Licensor nor Licensee hereto is an agent, partner or joint venturer of the other for any purpose.

         11.4 COMPLIANCE WITH LAWS. In exercising their rights under this Agreement, both parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

         11.5 NOTICES. Any notice required or permitted to be given to the parties hereto shall be deemed to have been properly given if delivered in person or when received if mailed by first class certified mail or sent by facsimile to the other party at the address or facsimile number, as applicable, indicated below or to such other addresses or facsimile numbers as may be designated in writing by the parties from time to time during the term of this Agreement.

Licensor:                    OraVax, Inc.
                             38 Sidney Street
                             Cambridge, Massachusetts  02139

                             Attention:  Lance Gordon

                             Telephone:  (617) 494-1339
                             Facsimile:  (617) 494-0924

with a copy to:              Michael E. Lytton, Esq.
                             Palmer & Dodge LLP
                             One Beacon Street
                             Boston, Massachusetts 02108

                             Telephone:  (617) 573-0100
                             Facsimile:  (617) 227-4420

Licensee:                    Pasteur Merieux Serums & Vaccins S.A.
                             58, avenue Leclerc
                             69007 Lyon, France
                             Attention:        Senior Vice President, Corporate
                                               and Legal Affairs, and General
                                               Counsel

                             Telephone:  011.33.4.37.37.77.84
                             Facsimile:  011.33.4.37.37.70.61

with a copy to:              L. Kevin O'Mara, Jr., Esq.
                             Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                             590 Madison Avenue
                             New York, NY  10022

                             Telephone: (212) 872-1021
                             Facsimile:  (212) 872-1002


         11.6 COMPLETE AGREEMENT. It is understood and agreed among the parties that this Agreement and the Dengue License constitute the entire agreement with respect to the subject matter of this Agreement, both written and oral, among the parties, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on any of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of each of the parties hereto.

         11.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision and the parties shall exert their best efforts to amend this Agreement to include a provision which is valid, legal and enforceable and which carries out the original intent of the parties.

         11.8 COUNTERPARTS AND HEADINGS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement. All headings and any cover page or table of contents are inserted for convenience of reference only and shall not affect the Agreement's meaning or interpretation.

         11.9 GOVERNING LAW. All matters affecting the interpretation, validity and performance under this Agreement shall be governed by the internal laws of the State of New York, without regard for its conflict of laws principles.

         11.10 FORCE MAJEURE. No party shall be liable to the other, or be in default under the terms of this Agreement, for its failure to fulfill its obligations hereunder to the extent such failure arises for any reason beyond its control including, without limitation, strikes, lockouts, labor disputes, acts of God, acts of nature, acts of governments or their agencies, fire, flood, storm, power shortages or power failure, war, sabotage, inability to obtain sufficient labor, raw materials, fuel or utilities, or inability to obtain transportation (each, an "Event of Force Majeure"); provided that the party relying on the provisions of this Section 11.10 shall forthwith give to the other notice of its inability to observe or perform the provisions of this Agreement and the reasons therefor; and provided further that the suspension of the obligations of the party so affected shall continue only for so long as such Event of Force Majeure continues.

         11.11 ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written consent of the other (which consent shall not be unreasonably withheld), except that any party may assign this Agreement to an Affiliate or to a successor in interest or transferee of all or substantially all of its assets.

         11.12 SUCCESSORS. Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of the successors in interest and assigns of Licensor and Licensee. In order for such assignment to be effective any such assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party and such assignment shall not relieve the assignor of any of its obligations under this Agreement.

         11.13 EXPENSES. Licensee and Licensor shall each bear its own expenses, including, without limitation, the fees and disbursements of its respective counsel and accountants, in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in one or more counterparts, on the day and year first above written.

ORAVAX, INC.                             PASTEUR MERIEUX SERUMS & VACCINS S.A.


By:                                      By:
   ------------------------                 ------------------------
     Name:                                  Name:  Paul Kirkconnell
     Title:                                 Title:  Corporate Vice President

                                   APPENDIX A

            INITIAL MEMBERSHIP OF RESEARCH AND DEVELOPMENT COMMITTEE*



[]*





----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE A



                                  PATENT RIGHTS




[]*




----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                                                      ANNEX B TO
                                                                   EXHIBIT 10.10

                       U.S. HEPATITIS C LICENSE AGREEMENT

            This LICENSE AGREEMENT (the "Agreement" or "License") is entered into as of __________, 1999 by and between ORAVAX MERIEUX CO., a general partnership organized under the laws of Massachusetts, ("Licensee") and ORAVAX, INC., a corporation organized under the laws of the State of Delaware, ("OraVax" or "Licensor").

                               W I T N E S S E T H

            WHEREAS, Licensor owns or possesses certain proprietary rights and know-how relating to vaccines for the prevention, treatment or cure of hepatitis C in humans (the "Field");

            WHEREAS, Licensee desires to obtain from Licensor, and Licensor desires to grant to Licensee, a license under Licensor's proprietary rights and know-how to research, develop, manufacture, market, sell and distribute Target Products (as defined below);

            NOW, THEREFORE, in consideration of the mutual promises, conditions, covenants and undertakings hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

      1.  DEFINITIONS.

          All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Master Agreement (as defined below) and such definitions are incorporated herein by reference.

          1.1 "Affiliate" shall mean, with respect to either OraVax or Licensee, (i) any Person (including a partnership) of which securities or other ownership interests representing 50% or more of the equity or 50% or more of the ordinary voting power are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Party, or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Party.

          1.2 "Basic Technology" shall mean the inventions described in the patents and patent applications set forth on SCHEDULE A attached hereto.

          1.3 "Collaboration" refers to the time period during which the U.S. Partnership is in effect.

          1.4 "Control", whether used as a noun or verb, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise

          1.5 "Improvements" shall mean any Technology which enhances the effectiveness of or is an improvement upon any aspect of the OraVax Technology, which is conceived, discovered, actually reduced to practice, obtained by, licensed (with right to sublicense) or otherwise acquired by one or more of the Parties and/or one or more of the Partnerships, or by one or more of their Controlled Affiliates after the date of this Agreement and prior to the termination of the Collaboration. Improvements shall include, by way of illustration but not limitation, enhancements in the form of improving the process for making the Target Products so that they are made in a less expensive or more expeditious manner, increasing the immunological or therapeutic effectiveness of the Target Products, discovering additional biological information as it relates to the expression of the Target Products, discovering additional substitutions in the Target Products which increase immunological or therapeutic effectiveness and discovering new applications of the Target Products in other fields of use.

          1.6 "Independent Improvement" shall mean any Improvement conceived, discovered, developed, licensed or otherwise acquired after the date of this Agreement but prior to any termination of the Collaboration, which was conceived, discovered, developed, licensed (with the right to sublicense) or otherwise acquired by either Licensee, OraVax or their Controlled Affiliates due to funding outside of the Programs by such Party or its Controlled Affiliate.

          1.7 "Licensed Technology" shall mean, collectively, the OraVax Technology and OraVax' Independent Improvements.

          1.8 "Master Agreement" shall mean that certain Master Agreement by and between PMC and OraVax dated as of March 31, 1995, as amended by that certain Amendment Agreement dated November 2, 1998 and that certain Amendment Agreement dated as of the date hereof.

          1.9 "Net Sales" shall mean with respect to sales of the product concerned for any period for which the applicable calculation is being made, the gross amount invoiced to customers less (i) returns and allowances, (ii) trade and/or quantity discounts, (iii) sales, use, value-added, excise taxes and similar taxes and duties, (iv) an additional amount which would reasonably approximate the actual cash discounts, if any, given to customers.

          1.10 "OraVax Technology" shall mean the Basic Technology and any other Technology other than Severable Technology which (i) relates and is useful to research, development, use and exploitation of Target Products and (ii) is owned, licensed or otherwise held by OraVax or any of its Controlled Affiliates at the date of this Agreement with the right to license or sublicense the same to the Partnerships.

          1.11 "OraVax Technology Agreement" shall mean any agreement or understanding pursuant to which OraVax has acquired rights to any of the Licensed Technology.

          1.12 "Partnership(s)" shall mean, collectively, the SNC and the U.S. Partnership and, individually, either the SNC or the U.S. Partnership.

          1.13 "Person" shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or agency or political subdivision thereof.

          1.14 "PMC" shall mean Pasteur Merieux Serums & Vaccins S.A., a French SOCIETE ANONYME, whose registered head office is located at 58, avenue Leclerc, 69007 Lyon, France.

          1.15 "Proprietary Rights" shall mean patent rights (including, but not limited to, all granted patents and pending patent applications), copyrights, trade secret rights and similar rights, and licenses and sublicenses under such rights.

          1.16 "Severable Technology" shall mean any Technology, which (i) is not Licensed Technology, and (ii) results during the Collaboration from funding outside the Collaboration and has or was expected to have applications and uses outside of the Field but (iii) is useful or potentially useful to the research, development, manufacture, use or exploitation of Target Products. Severable Technology shall include, by way of illustration but not limitation, adjuvants, microencapsulation techniques or any innovation allowing a change in the means of delivery or the addition of another antigen for use against hepatitis C. Without limiting the generality of the foregoing, the parties agree that PMC's vero cell technology constitutes Severable Technology.

          1.17 "SNC" shall mean the SOCIETE EN NOM COLLECTIF established by OraVax and PMC under French law to pursue the Collaboration outside the United States.

          1.18 "Sublicensed Affiliate" shall mean, with respect to either OraVax or Licensee, any Affiliate with an express or implied (e.g., under a distribution agreement) license or sublicense to research, develop, make, have made, market, sell, distribute or use Target Products.

          1.19 "SNC License Agreement" shall mean that certain license agreement of even date herewith by and between OraVax, as licensor, and the SNC, as licensee.

          1.20 "Target Product" shall mean any vaccine for the prevention, treatment or cure of hepatitis C infections in humans; provided, however, that any product containing one or more antigens for use against indications other than hepatitis C shall not be a Target Product unless both Parties shall agree in writing to extend the definition to include such product. In addition, no product shall be deemed a Target Product unless either (i) such product utilizes a method, vaccine or composition described in whole or in part in any of the patents or any of the original patent applications of the pending patent applications listed in SCHEDULE A attached hereto or (ii) the research, development, manufacture or use of such product has or will use Technology described in whole or in part in any of the patents or any of the original patent applications of the pending patent applications listed in SCHEDULE A attached hereto. All references in this definition to patents and patent applications are solely for the purpose of incorporating the descriptions of the method, vaccine, composition and/ or Technology contained therein and shall not be deemed to require that a patent shall issue from any pending patent application or deemed to require that any patent, whether existing or subsequently issued, shall be valid or enforceable. Any product that is not a Target Product shall be deemed a Target Product only if during the term of the Collaboration the Executive Committee determines to extend the definition of Target Product to such product.

          1.21 "Technology" shall mean:

          (a) the subject matter of any and all relevant patents and/or pending patent applications, including, but not limited to, the information contained in such patents and patent applications, any divisions, continuations, and continuations-in-part based thereon, any patents which may issue therefrom and any reissues, patents of addition or importation; and

          (b) any and all relevant inventions (whether or not patentable), ideas, processes, formulas, technical information, trade secrets, developments, discoveries, data, the subject matter of any and all copyrights, drawings, techniques, documents, laboratory note books, pre-clinical and clinical case reports and report forms, scientific and medical reports, models, and know-how, including by way of example and in no way limiting the foregoing, any biological materials and chemical compounds including but not limited to structural genes, genetic sequences, promoters, enhancers, probes, linkage probes, vectors, hosts, plasmids, peptides, polypeptides, transformed cell lines, transgenic animals, proteins, biological modifiers, antigens, reagents, hybridomas, antibodies, toxins, lectins, enzymes, lipids, hormones, viruses, cells or parts of cells, cell lines, fragments of any of the foregoing, and any other biologically active material or compound, whether or not occurring naturally or howsoever derived, modified, conjugated, cross-linked, immobilized, reduced, purified or produced, whether by recombinant DNA techniques and/or otherwise.

          1.22 "United States" shall mean the United States of America and its dependent territories and possessions.

          1.23 "U.S. Partnership" shall mean the partnership established by PMC and OraVax to pursue the Collaboration in the United States.

     2.   LICENSE GRANT.

          2.1 ORAVAX LICENSE TO THE U.S. PARTNERSHIP. Subject to all of the terms and limitations of this Agreement, OraVax hereby grants to the U.S. Partnership, a nationwide license under its Proprietary Rights to use the Licensed Technology in the Field to research, develop, make, have made, market, sell, distribute and use the Target Products in the United States. The foregoing license is limited, and may be exercised solely as provided herein; provided, however, that any such limitation is without prejudice to the U.S. Partnership's exercise of any rights it may now hold or hereafter obtain independently in respect of any Technology other than the Licensed Technology.

          2.2 UNDERTAKINGS. Except as provided herein, the licensee granted under Section 2.1 hereof shall be exclusive in the Field. The U.S. Partnership undertakes that during the term of the Collaboration it shall commercially exploit its interest in the Licensed Technology within the Field in the United States.

     3.   COMPENSATION.

          3.1 LICENSE FEE. In consideration of the licenses granted hereunder, Licensee shall pay to Licensor a license fee of []* on the later to occur of []*


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

[]*

          3.2 MILESTONE FEES. Licensee shall, with the exception of clause
(vi) hereof, pay to Licensor the amounts specified below within []* following the accomplishment by Licensee, of the corresponding event set forth below (each, a "Milestone"):

               (i)  []*


               (ii) []*


               (iii) []*


               (iv) []*


               (v)  []*


               (vi) []*


          The foregoing amounts shall be paid by Licensee only once.

          3.3 ROYALTIES. Licensee shall pay Licensor a minimum royalty of []* which shall be payable in any year when the U.S. Partnership have any sales of Target Products in the United States, which shall be paid with reasonable promptness upon receipt of an invoice following the close of the year concerned.

          3.4 TAXES. Licensee may withhold from any payments due the Licensor under this Agreement the appropriate withholding taxes, if any, applicable to such payments. Licensee shall remit the withheld taxes to the appropriate taxing authorities, and shall provide to Licensor an official certificate of payments of such taxes or any other documentation and evidence necessary to verify payment thereof.

          3.5 RECORDS, ACCOUNTING. If the Collaboration is terminated pursuant to Section 11 hereof, PMC and OraVax and their successors and assigns shall keep and maintain detailed and accurate books and records with regard to Net Sales, royalties, payments received from sublicensees and payments due to the other and the calculation thereof.


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

          4. ORAVAX' RETAINED RIGHTS. Except for the license granted to the U.S. Partnership under Section 2.1 hereof, and the license granted to the SNC pursuant to the SNC License Agreement, OraVax retains all right, title and interest to the Licensed Technology, subject to all the terms, conditions, limitations and restrictions of this Agreement, the SNC License Agreement and the Master Agreement. OraVax' retained rights include, but are not limited to,
(a) the right to use the Licensed Technology for research, development and manufacturing the Target Products in the Field on behalf of the Collaboration, and (b) the right to use and exploit the Licensed Technology outside the Field.

          5. LIMITED RIGHT TO GRANT SUBLICENSES. During the term of the Collaboration the U.S. Partnership shall only be entitled to grant sublicenses to use the Licensed Technology within the Field for the purposes and benefit of the Collaboration.

          6. THIRD PARTY AGREEMENTS. The U.S. Partnership agrees to comply with all terms, conditions and restrictions applicable to it imposed by the OraVax Technology Agreements as the same exist as of the date hereof and any agreements with third parties relating to any OraVax Independent Improvements.

     7.   IMPROVEMENTS; DISCLOSURE.

          7.1 INDEPENDENT IMPROVEMENTS. Any and all Proprietary Rights to any Independent Improvement conceived, discovered, developed, licensed or otherwise acquired during the term of the Collaboration, shall, as between the Licensee and OraVax, be owned by the party that expended the funding for the Independent Improvement. Notwithstanding the foregoing, any OraVax Independent Improvement during the term of the Collaboration shall automatically be included within the license granted under Section 2.1 hereof and automatically included in any sublicenses granted in accordance with this Agreement without any change or adjustment to the payments due between the parties hereunder.

          7.2 DISCLOSURE. OraVax and the Licensee agree to promptly disclose to each other any Improvement which either party conceives, discovers, develops, licenses or otherwise acquires rights to, during the term of the Collaboration; provided, however, that if OraVax or the Licensee is offered or obtains something which would otherwise be an Improvement from a third party but which is subject to restrictions on disclosure and use, then such party shall notify the other party of the existence and restrictions on the disclosure and use of the Improvement and shall consult with the other party on a good faith basis as to whether the parties need to jointly negotiate a license to obtain disclosure and use of the Improvement for the purposes of the Collaboration; and, provided, further, that except as set forth in the foregoing proviso, there shall be no restrictions on the right of the Licensor to receive Improvements hereunder, including, but not limited to, pursuant to Section 6 above.

          8. SEVERABLE TECHNOLOGY. OraVax and PMC hereby agree that Severable Technology is not subject to, or included in, any license granted under this Agreement. Severable Technology shall be owned by the party that conceives, discovers, develops, licenses or otherwise acquires the same.

          9. CONFIDENTIALITY. The terms of this Agreement and all Licensed Technology, Improvements, and all other information disclosed pursuant to this Agreement shall be subject to the provisions of Article 21 of the Master Agreement.

          10. PATENT MATTERS. Any and all matters relating to patent prosecution and protection of a party's Proprietary Rights with respect to the Licensed Technology and Independent Improvements thereto shall be determined in accordance with Section 7.5 of the Master Agreement.

     11.  TERM AND TERMINATION.

          11.1 TERM. The term of this Agreement shall commence on the date hereof and shall continue until the Partnership is terminated and dissolved as set forth in the Master Agreement. In the event that the Partnership is dissolved (i) both OraVax and PMC shall have co-exclusive rights to the Licensed Technology, (ii) neither PMC nor OraVax shall have the right to grant sublicenses of the Licensed Technology, and (iii) neither PMC nor OraVax shall have the right, either on its own or pursuant to any agreement or arrangement with a third party to manufacture, have manufactured, sell, have sold, market, develop or distribute a product derived from the Licensed Technology without the written consent of the other.

          11.2 TERMINATION. This Agreement shall terminate and all rights granted by Licensor hereunder shall revert to the Licensor in the event that [(a) PMC, either alone or in collaboration with a third party, owns or has worldwide rights to a vaccine for the prevention, treatment or cure of hepatitis C in humans that is in Phase II clinical trials, and (b) PMC refuses to permit the Partnership (i) to develop and commercialize a Target Product either by itself or in collaboration with a third party when it would be commercially reasonable to do so or (ii) to sublicense the rights licensed hereunder to a third party in a commercially reasonable transaction.] This Agreement shall also terminate and all rights granted by Licensor hereunder shall revert to Licensor in the event that PMC fails to make a required capital contribution necessary to permit the Partnership to make the payments set forth in Section 3.1 or 3.2 hereof.

          11.3 INCORPORATION BY REFERENCE AND SURVIVAL. Any accrued rights to payment and any cause of action or remedies for breach of this Agreement shall survive termination. Section 7.5 (Patent Matters) and Articles 17 (Arbitration), 18 (Indemnification) and 21 (Confidentiality) of the Master Agreement are hereby incorporated herein by reference and shall survive for the purposes hereof in accordance herewith without regard to any termination of the Master Agreement. Without limiting the generality of the foregoing, the parties agree that this Agreement constitutes a "Future Agreement" within the meaning of the Master Agreement.

          11.4 TRANSFER OF TECHNOLOGY ON TERMINATION. Upon termination of this Agreement, any documents, records, materials or other tangible manifestations of the Licensed Technology shall be transferred, returned or retained in accordance with the relevant provisions of the Master Agreement.

          11.5 REMEDIES. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

     12. ARBITRATION. Any and all disputes in relation to any aspect of this Agreement shall be settled by final and binding arbitration pursuant to applicable provisions set forth in Article 17 of the Master Agreement.

     13. PROPRIETARY RIGHTS. As of the Effective Time: (a) OraVax or one or more of its Affiliates owns or has rights to use and exploit all OraVax Technology; (b) there have been no material claims made against OraVax or any of its Affiliates asserting the invalidity, unenforceability of, or misuse of, any of OraVax' Proprietary Rights to the OraVax Technology; (c) neither OraVax nor any of its Affiliates has received a notice from a third party indicating that any aspect of the OraVax Technology may conflict with the asserted rights of others, or otherwise challenging OraVax' rights to use any of the OraVax Technology; (d) to OraVax' best knowledge, the present use by OraVax or any of its Affiliates of such OraVax Technology does not violate or infringe in any material respect any such rights of others or constitute a material breach under any agreement with a third party; (e) the OraVax Technology Agreements are the only agreements to which OraVax or any of its Affiliates are a party pursuant to which payments may be due in respect of OraVax Technology; (f) the agreements listed and described on Annex A hereto are the only agreements to which OraVax or any of its Affiliates is a party affecting OraVax' rights to use and exploit all of the OraVax Technology; (g) OraVax is in full compliance in all material respects with the terms and conditions of each of the OraVax Technology Agreements; (h) each of the OraVax Technology Agreements constitutes the valid and binding obligations of OraVax and each other party thereto and shall be enforceable against OraVax and, against each other party thereto in accordance with its terms (subject, however, to any limitations with respect to enforcement which may be imposed in connection with bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except that no representation or warranty is made as to the availability of any equitable remedy in connection with the enforcement of any term thereof). None of the rights of OraVax or any of its Affiliates to such OraVax Technology will be adversely affected by the execution, delivery or performance of this Agreement. OraVax and its Affiliates have taken all action reasonably necessary, using its current standard business practices, to protect such OraVax Technology.

EXCEPT AS SPECIFICALLY PROVIDED FOR IN THIS SECTION 13, ORAVAX DISCLAIMS ALL WARRANTIES RELATING TO THE LICENSED TECHNOLOGY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES AGAINST INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     14. CERTAIN COVENANTS RELATING TO ORAVAX TECHNOLOGY. OraVax hereby covenants to indemnify and hold PMC and the U.S. Partnership harmless against any and all claims, costs and damages in the event that, at any time or from time to time, the amount of any and all royalties and license or other fees which may be payable under the OraVax Technology Agreements to the extent that any such royalties exceed [ ]* of net sales.

          OraVax covenants and agrees at all times during the Collaboration, and thereafter so long as PMC or its Affiliates or successors and assigns has any rights to any of the OraVax Technology, (i) to take all action reasonably necessary to protect all of its rights to the OraVax Technology, including, but not limited to, the OraVax Technology Agreements, (ii) to comply

----------
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

fully with the terms and conditions of each of the OraVax Technology Agreements (including, but not limited to any royalty or license (or other) fee obligations) and otherwise maintain such Agreements in full force and effect; (provided that OraVax shall not be responsible for adverse effects on the OraVax Technology Agreements to the extent caused, by the actions of PMC or its Controlled Affiliates or their successors and assigns unless expressly licensed or authorized by OraVax pursuant to the Master Agreement or any Closing or Future Agreement); and (iii) to promptly furnish PMC with copies of any and all written notices OraVax or any of its directors, officers, employees, agents or representatives may at any time receive in connection with any of the OraVax Technology Agreements.

     15. INDEMNIFICATION. Each of OraVax and the Licensee shall defend indemnify and hold harmless the other and their respective Affiliates to the full extent provided in Article 18 of the Master Agreement.

     16. ASSIGNMENT. The rights and obligations of the parties under this Agreement may not be assigned or transferred without the prior written consent of the other.

     17. EXPORT REGULATIONS. The U.S. Partnership hereby agrees to comply with all export laws and restrictions and regulations of the Department of Commerce of the United States or other United States, French or any other country's agency or authority, and not to knowingly export, or allow the export or re-export of any Technology, Target Product or any derivative or direct product thereof, in violation of any such restrictions, laws or regulations, or, without all required licenses and authorizations to Afghanistan, the People's Republic of China or any Group Q, S, W, Y or Z country specified in the then current Supplement No. 1 to Section 770 of the U.S. Export Administration Regulations (or any successor supplement or regulations).

     18. IMPORT REGULATIONS. This Agreement is subject to all of the United States', France's (or any other country's, as appropriate) laws and regulations controlling the import of drugs and biological products, technical data, laboratory prototypes and other commodities and Technology.

     19.  NOTICES.

          Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

          (a) if to Licensor, to:

                         OraVax, Inc.
                         38 Sidney Street
                         Cambridge, Massachusetts  02139
                         Attn:  Lance Gordon
                         Telephone:  (617) 494-1339
                         Facsimile:  (617) 494-0924

                         with a copy to:

                         Palmer & Dodge LLP
                         One Beacon Street
                         Boston, Massachusetts 02108
                         Attn: Michael Lytton, Esq.
                         Telephone: (617) 573-0100
                         Facsimile: (617) 227-4420

          (b) if to Licensee, to:

                         OraVax Merieux Co.
                         38 Sidney Street
                         Cambridge, Massachusetts 02139
                         Attn: Lance Gordon
                         with a copy to:

                         Pasteur Merieux Serums & Vaccins S.A.
                         58, avenue Leclerc
                         69007 Lyon, France
                         Attn:  Senior Vice President,
                                Legal and Corporate Affairs and General Counsel
                         Telephone: 011.33.4.37.37.77.84
                         Facsimile: 011.33.4.37.37.70.61

                         with a copy to:

                         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         590 Madison Avenue
                         New York, New York  10022
                         Attn:  L. Kevin O'Mara, Jr., Esq.
                         Telephone:  (212) 872-1000
                         Facsimile:   (212) 872-1002

          Any party may by notice given in accordance with this Section 19 to the other parties designate another address or person for receipt of notices hereunder.

     20. WAIVER. Any term or condition of this Agreement may be waived or qualified at any time by either Party by a written instrument executed by such Party. No omission, delay or failure on the part of any Party in exercising any rights hereunder, and no partial or single exercise hereof, will constitute a waiver of such rights or of any other rights hereunder.

     21. MODIFICATIONS. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by both parties which instrument shall specifically indicate that it is the desire of the parties to amend, modify or supplement the Agreement.

     22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of law rules.

     23. SEVERABILITY. If any provision of this Agreement is ultimately held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision materially adversely affects the substantive rights of the parties. To the extent permitted by applicable law, each Party waives any provision of law which renders any provision hereof invalid, illegal or unenforceable in any respect. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the parties shall in such an instance use their best efforts to replace the invalidated provision by a valid, legal and enforceable provision which, insofar as practical, implements the purposes hereof.

     24. AFFILIATES. Each of OraVax and PMC shall cause its respective Controlled Affiliates to comply fully with the provisions of this Agreement to the extent such provisions specifically relate, or are intended to specifically relate, to such Controlled Affiliates, as though such Controlled Affiliates were expressly named as joint obligors hereunder.

     25. EXECUTION. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original.

     26. HEADINGS. The Section headings in this Agreement are solely for the convenience and reference of the Parties and are not intended to be descriptive of the entire contents of, or to affect, any of the terms or provisions hereof.

              [The remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, this LICENSE AGREEMENT has been executed by each of the parties on the date first above written.

                                    ORAVAX, INC.



                                    By:_______________________________________
                                       Name:
                                       Title:



                                    ORAVAX MERIEUX CO.



                                    By:_______________________________________
                                       Name:
                                       Title:

                                    By:_______________________________________
                                       Name:
                                       Title:

                                                                      ANNEX C TO
                                                                   EXHIBIT 10.10


                      S.N.C. HEPATITIS C LICENSE AGREEMENT

                  This LICENSE AGREEMENT (the "Agreement" or "License") is entered into as of __________, 1999 by and between MERIEUX ORAVAX S.N.C., a French SOCIETE EN NOM COLLECTIF, whose registered head office is at 58, avenue Leclerc, 69007 Lyon, France, ("Licensee") and ORAVAX, INC., a corporation organized under the laws of the State of Delaware, ("OraVax" or "Licensor").

                               W I T N E S S E T H

                  WHEREAS, Licensor owns or possesses certain proprietary rights and know-how relating to vaccines for the prevention, treatment or cure of hepatitis C in humans (the "Field");

                  WHEREAS, Licensee desires to obtain from Licensor, and Licensor desires to grant to Licensee, a license under Licensor's proprietary rights and know-how to research, develop, manufacture, market, sell and distribute Target Products (as defined below);

                  NOW, THEREFORE, in consideration of the mutual promises, conditions, covenants and undertakings hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. DEFINITIONS.

                  All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Master Agreement (as defined below) and such definitions are incorporated herein by reference.

         1.1 "Affiliate" shall mean, with respect to either OraVax or Licensee,
(i) any Person (including a partnership) of which securities or other ownership interests representing 50% or more of the equity or 50% or more of the ordinary voting power are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Party, or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Party.

         1.2 "Basic Technology" shall mean the inventions described in the patents and patent applications set forth on SCHEDULE A attached hereto.

         1.3 "Collaboration" refers to the time period during which the S.N.C. is in effect.

         1.4 "Control", whether used as a noun or verb, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise

         1.5 "Improvements" shall mean any Technology which enhances the effectiveness of or is an improvement upon any aspect of the OraVax Technology, which is conceived, discovered, actually reduced to practice, obtained by, licensed (with right to sublicense) or otherwise acquired by one or more of the Parties and/or one or more of the Partnerships, or by one or more of their Controlled Affiliates after the date of this Agreement and prior to the termination of the Collaboration. Improvements shall include, by way of illustration but not limitation, enhancements in the form of improving the process for making the Target Products so that they are made in a less expensive or more expeditious manner, increasing the immunological or therapeutic effectiveness of the Target Products, discovering additional biological information as it relates to the expression of the Target Products, discovering additional substitutions in the Target Products which increase immunological or therapeutic effectiveness and discovering new applications of the Target Products in other fields of use.

         1.6 "Independent Improvement" shall mean any Improvement conceived, discovered, developed, licensed or otherwise acquired after the date of this Agreement but prior to any termination of the Collaboration, which was conceived, discovered, developed, licensed (with the right to sublicense) or otherwise acquired by either Licensee, OraVax or their Controlled Affiliates due to funding outside of the Programs by such Party or its Controlled Affiliate.

         1.7 "Licensed Technology" shall mean, collectively, the OraVax Technology and OraVax' Independent Improvements.

         1.8 "Master Agreement" shall mean that certain Master Agreement by and between PMC and OraVax dated as of March 31, 1995, as amended by that certain Amendment Agreement dated November 2, 1998 and that certain Amendment Agreement dated as of the date hereof.

         1.9 "Net Sales" shall mean with respect to sales of the product concerned for any period for which the applicable calculation is being made, the gross amount invoiced to customers less (i) returns and allowances, (ii) trade and/or quantity discounts, (iii) sales, use, value-added, excise taxes and similar taxes and duties, (iv) an additional amount which would reasonably approximate the actual cash discounts, if any, given to customers.

         1.10 "OraVax Technology" shall mean the Basic Technology and any other Technology other than Severable Technology which (i) relates and is useful to research, development, use and exploitation of Target Products and (ii) is owned, licensed or otherwise held by OraVax or any of its Controlled Affiliates at the date of this Agreement with the right to license or sublicense the same to the Partnerships.

         1.11 "OraVax Technology Agreement" shall mean any agreement or understanding pursuant to which OraVax has acquired rights to any of the Licensed Technology.

         1.12 "Partnership(s)" shall mean, collectively, the SNC and the U.S. Partnership and, individually, either the SNC or the U.S. Partnership.

         1.13 "Person" shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or agency or political subdivision thereof.

         1.14 "PMC" shall mean Pasteur Merieux Serums & Vaccins S.A., a French SOCIETE ANONYME, whose registered head office is located at 58, avenue Leclerc, 69007 Lyon, France.

         1.15 "Proprietary Rights" shall mean patent rights (including, but not limited to, all granted patents and pending patent applications), copyrights, trade secret rights and similar rights, and licenses and sublicenses under such rights.

         1.16 "Severable Technology" shall mean any Technology, which (i) is not Licensed Technology, and (ii) results during the Collaboration from funding outside the Collaboration and has or was expected to have applications and uses outside of the Field but (iii) is useful or potentially useful to the research, development, manufacture, use or exploitation of Target Products. Severable Technology shall include, by way of illustration but not limitation, adjuvants, microencapsulation techniques or any innovation allowing a change in the means of delivery or the addition of another antigen for use against hepatitis C. Without limiting the generality of the foregoing, the parties agree that PMC's vero cell technology constitutes Severable Technology.

         1.17 "SNC" shall mean the SOCIETE EN NOM COLLECTIF established by OraVax and PMC under French law to pursue the Collaboration outside the United States.

         1.18 "Sublicensed Affiliate" shall mean, with respect to either OraVax or Licensee, any Affiliate with an express or implied (e.g., under a distribution agreement) license or sublicense to research, develop, make, have made, market, sell, distribute or use Target Products.

         1.19 "Target Product" shall mean any vaccine for the prevention, treatment or cure of hepatitis C infections in humans; provided, however, that any product containing one or more antigens for use against indications other than hepatitis C shall not be a Target Product unless both Parties shall agree in writing to extend the definition to include such product. In addition, no product shall be deemed a Target Product unless either (i) such product utilizes a method, vaccine or composition described in whole or in part in any of the patents or any of the original patent applications of the pending patent applications listed in SCHEDULE A attached hereto or (ii) the research, development, manufacture or use of such product has or will use Technology described in whole or in part in any of the patents or any of the original patent applications of the pending patent applications listed in SCHEDULE A attached hereto. All references in this definition to patents and patent applications are solely for the purpose of incorporating the descriptions of the method, vaccine, composition and/ or Technology contained therein and shall not be deemed to require that a patent shall issue from any pending patent application or deemed to require that any patent, whether existing or subsequently issued, shall be valid or enforceable. Any product that is not a Target Product shall be deemed a Target Product only if during the term of the Collaboration the Executive Committee determines to extend the definition of Target Product to such product.

         1.20 "Technology" shall mean:

         (a) the subject matter of any and all relevant patents and/or pending patent applications, including, but not limited to, the information contained in such patents and patent applications, any divisions, continuations, and continuations-in-part based thereon, any patents which may issue therefrom and any reissues, patents of addition or importation; and

         (b) any and all relevant inventions (whether or not patentable), ideas, processes, formulas, technical information, trade secrets, developments, discoveries, data, the subject matter of any and all copyrights, drawings, techniques, documents, laboratory note books, pre-clinical and clinical case reports and report forms, scientific and medical reports, models, and know-how, including by way of example and in no way limiting the foregoing, any biological materials and chemical compounds including but not limited to structural genes, genetic sequences, promoters, enhancers, probes, linkage probes, vectors, hosts, plasmids, peptides, polypeptides, transformed cell lines, transgenic animals, proteins, biological modifiers, antigens, reagents, hybridomas, antibodies, toxins, lectins, enzymes, lipids, hormones, viruses, cells or parts of cells, cell lines, fragments of any of the foregoing, and any other biologically active material or compound, whether or not occurring naturally or howsoever derived, modified, conjugated, cross-linked, immobilized, reduced, purified or produced, whether by recombinant DNA techniques and/or otherwise.

         1.21 "United States" shall mean the United States of America and its dependent territories and possessions.

         1.22 "US License Agreement" shall mean that certain license agreement of even date herewith by and between OraVax, Inc., as licensor, and the U.S. Partnership, as licensee.

         1.23 "U.S. Partnership" shall mean the partnership established by PMC and OraVax to pursue the Collaboration in the United States.

         2. LICENSE GRANT.

         2.1 ORAVAX LICENSE TO THE SNC. Subject to all of the terms and limitations of this Agreement, OraVax hereby grants to the SNC, a worldwide license, except in the United States, under its Proprietary Rights to use the Licensed Technology in the Field to research, develop, make, have made, market, sell, distribute and use the Target Products worldwide, except in the United States. The foregoing license is limited, and may be exercised solely as provided herein; provided, however, that any such limitation is without prejudice to the SNC's exercise of any rights it may now hold or hereafter obtain independently in respect of any Technology other than the Licensed Technology.

         2.2 UNDERTAKINGS. Except as provided herein, the licensee granted under
Section 2.1 hereof shall be exclusive in the Field. The SNC undertakes that during the term of the Collaboration it shall commercially exploit its interest in the Licensed Technology within the Field worldwide, except in the United States.

         3. COMPENSATION.

         3.1 LICENSE FEE. In consideration of the licenses granted hereunder, Licensee shall pay to Licensor a license fee of []* on the later to occur of []*

----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

[]*

         3.2 MILESTONE FEES. Licensee shall, with the exception of clause
(vi) hereof, pay to Licensor the amounts specified below within []* following the accomplishment by Licensee, of the corresponding event set forth below (each, a "Milestone"):

                             (i)    []*


                           (ii)     []*


                           (iii)    []*


                           (iv)     []*


                           (v)      []*


                           (vi)     []*

         The foregoing amounts shall be paid by Licensee only once.

         3.3 ROYALTIES. Licensee shall pay Licensor a minimum royalty of []* which shall be payable in any year when the SNC have any sales of Target Products anywhere in the world (except in the United States), which shall be paid with reasonable promptness upon receipt of an invoice following the close of the year concerned.

         3.4 TAXES. Licensee may withhold from any payments due the Licensor under this Agreement the appropriate withholding taxes, if any, applicable to such payments. Licensee shall remit the withheld taxes to the appropriate taxing authorities, and shall provide to Licensor an official certificate of payments of such taxes or any other documentation and evidence necessary to verify payment thereof.

         3.5 RECORDS, ACCOUNTING. If the Collaboration is terminated pursuant to
Section 11 hereof, PMC and OraVax and their successors and assigns shall keep and maintain detailed and accurate books and records with regard to Net Sales, royalties, payments received from sublicensees and payments due to the other and the calculation thereof.


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

         4. ORAVAX' RETAINED RIGHTS. Except for the license granted to the SNC under Section 2.1 hereof, and the license granted to the U.S. Partnership pursuant to the U.S. License Agreement, OraVax retains all right, title and interest to the Licensed Technology, subject to all the terms, conditions, limitations and restrictions of this Agreement, the U.S License Agreement and the Master Agreement. OraVax' retained rights include, but are not limited to,
(a) the right to use the Licensed Technology for research, development and manufacturing the Target Products in the Field on behalf of the Collaboration, and (b) the right to use and exploit the Licensed Technology outside the Field.

         5. LIMITED RIGHT TO GRANT SUBLICENSES. During the term of the Collaboration the SNC shall only be entitled to grant sublicenses to use the Licensed Technology within the Field for the purposes and benefit of the Collaboration.

         6. THIRD PARTY AGREEMENTS. The SNC agrees to comply with all terms, conditions and restrictions applicable to it imposed by the OraVax Technology Agreements as the same exist as of the date hereof and any agreements with third parties relating to any OraVax Independent Improvements.

         7. IMPROVEMENTS; DISCLOSURE.

         7.1 INDEPENDENT IMPROVEMENTS. Any and all Proprietary Rights to any Independent Improvement conceived, discovered, developed, licensed or otherwise acquired during the term of the Collaboration, shall, as between the Licensee and OraVax, be owned by the party that expended the funding for the Independent Improvement. Notwithstanding the foregoing, any OraVax Independent Improvement during the term of the Collaboration shall automatically be included within the license granted under Section 2.1 hereof and automatically included in any sublicenses granted in accordance with this Agreement without any change or adjustment to the payments due between the parties hereunder.

         7.2 DISCLOSURE. OraVax and the Licensee agree to promptly disclose to each other any Improvement which either party conceives, discovers, develops, licenses or otherwise acquires rights to, during the term of the Collaboration; provided, however, that if OraVax or the Licensee is offered or obtains something which would otherwise be an Improvement from a third party but which is subject to restrictions on disclosure and use, then such party shall notify the other party of the existence and restrictions on the disclosure and use of the Improvement and shall consult with the other party on a good faith basis as to whether the parties need to jointly negotiate a license to obtain disclosure and use of the Improvement for the purposes of the Collaboration; and, provided, further, that except as set forth in the foregoing proviso, there shall be no restrictions on the right of the Licensor to receive Improvements hereunder, including, but not limited to, pursuant to Section 6 above.

         8. SEVERABLE TECHNOLOGY. OraVax and PMC hereby agree that Severable Technology is not subject to, or included in, any license granted under this Agreement. Severable Technology shall be owned by the party that conceives, discovers, develops, licenses or otherwise acquires the same.

         9. CONFIDENTIALITY. The terms of this Agreement and all Licensed Technology, Improvements, and all other information disclosed pursuant to this Agreement shall be subject to the provisions of Article 21 of the Master Agreement.

         10. PATENT MATTERS. Any and all matters relating to patent prosecution and protection of a party's Proprietary Rights with respect to the Licensed Technology and Independent Improvements thereto shall be determined in accordance with Section 7.5 of the Master Agreement.

         11. TERM AND TERMINATION.

         11.1 TERM. The term of this Agreement shall commence on the date hereof and shall continue until the Partnership is terminated and dissolved as set forth in the Master Agreement. In the event that the Partnership is dissolved
(i) both OraVax and PMC shall have co-exclusive rights to the Licensed Technology, (ii) neither PMC nor OraVax shall have the right to grant sublicenses of the Licensed Technology, and (iii) neither PMC nor OraVax shall have the right, either on its own or pursuant to any agreement or arrangement with a third party to manufacture, have manufactured, sell, have sold, market, develop or distribute a product derived from the Licensed Technology without the written consent of the other.

         11.2 TERMINATION. This Agreement shall terminate and all rights granted by Licensor hereunder shall revert to the Licensor in the event that (a) PMC, either alone or in collaboration with a third party, owns or has worldwide rights to a vaccine for the prevention, treatment or cure of hepatitis C in humans that is in Phase II clinical trials, and (b) PMC refuses to permit the Partnership (i) to develop and commercialize a Target Product either by itself or in collaboration with a third party when it would be commercially reasonable to do so or (ii) to sublicense the rights licensed hereunder to a third party in a commercially reasonable transaction. This Agreement shall also terminate and all rights granted by Licensor hereunder shall revert to Licensor in the event that PMC fails to make a required capital contribution necessary to permit the Partnership to make the payments set forth in Section
3.1 or 3.2 hereof.

         11.3 INCORPORATION BY REFERENCE AND SURVIVAL. Any accrued rights to payment and any cause of action or remedies for breach of this Agreement shall survive termination. Section 7.5 (Patent Matters) and Articles 17 (Arbitration), 18 (Indemnification) and 21 (Confidentiality) of the Master Agreement are hereby incorporated herein by reference and shall survive for the purposes hereof in accordance herewith without regard to any termination of the Master Agreement. Without limiting the generality of the foregoing, the parties agree that this Agreement constitutes a "Future Agreement" within the meaning of the Master Agreement.

         11.4 TRANSFER OF TECHNOLOGY ON TERMINATION. Upon termination of this Agreement, any documents, records, materials or other tangible manifestations of the Licensed Technology shall be transferred, returned or retained in accordance with the relevant provisions of the Master Agreement.

         11.5 REMEDIES. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

         12. ARBITRATION. Any and all disputes in relation to any aspect of this Agreement shall be settled by final and binding arbitration pursuant to applicable provisions set forth in Article 17 of the Master Agreement.

         13. PROPRIETARY RIGHTS. As of the Effective Time: (a) OraVax or one or more of its Affiliates owns or has rights to use and exploit all OraVax Technology; (b) there have been no material claims made against OraVax or any of its Affiliates asserting the invalidity, unenforceability of, or misuse of, any of OraVax' Proprietary Rights to the OraVax Technology; (c) neither OraVax nor any of its Affiliates has received a notice from a third party indicating that any aspect of the OraVax Technology may conflict with the asserted rights of others, or otherwise challenging OraVax' rights to use any of the OraVax Technology; (d) to OraVax' best knowledge, the present use by OraVax or any of its Affiliates of such OraVax Technology does not violate or infringe in any material respect any such rights of others or constitute a material breach under any agreement with a third party; (e) the OraVax Technology Agreements are the only agreements to which OraVax or any of its Affiliates are a party pursuant to which payments may be due in respect of OraVax Technology; (f) the agreements listed and described on Annex A hereto are the only agreements to which OraVax or any of its Affiliates is a party affecting OraVax' rights to use and exploit all of the OraVax Technology; (g) OraVax is in full compliance in all material respects with the terms and conditions of each of the OraVax Technology Agreements; (h) each of the OraVax Technology Agreements constitutes the valid and binding obligations of OraVax and each other party thereto and shall be enforceable against OraVax and, against each other party thereto in accordance with its terms (subject, however, to any limitations with respect to enforcement which may be imposed in connection with bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except that no representation or warranty is made as to the availability of any equitable remedy in connection with the enforcement of any term thereof). None of the rights of OraVax or any of its Affiliates to such OraVax Technology will be adversely affected by the execution, delivery or performance of this Agreement. OraVax and its Affiliates have taken all action reasonably necessary, using its current standard business practices, to protect such OraVax Technology.

EXCEPT AS SPECIFICALLY PROVIDED FOR IN THIS SECTION 13, ORAVAX DISCLAIMS ALL WARRANTIES RELATING TO THE LICENSED TECHNOLOGY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES AGAINST INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         14. CERTAIN COVENANTS RELATING TO ORAVAX TECHNOLOGY. OraVax hereby covenants to indemnify and hold PMC and the SNC harmless against any and all claims, costs and damages in the event that, at any time or from time to time, the amount of any and all royalties and license or other fees which may be payable under the OraVax Technology Agreements to the extent that any such
royalties exceed [   ]* of net sales.

                  OraVax covenants and agrees at all times during the Collaboration, and thereafter so long as PMC or its Affiliates or successors and assigns has any rights to any of the OraVax Technology, (i) to take all action reasonably necessary to protect all of its rights to the OraVax Technology, including, but not limited to, the OraVax Technology Agreements, (ii) to comply

----------------------
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

fully with the terms and conditions of each of the OraVax Technology Agreements (including, but not limited to any royalty or license (or other) fee obligations) and otherwise maintain such Agreements in full force and effect; (provided that OraVax shall not be responsible for adverse effects on the OraVax Technology Agreements to the extent caused, by the actions of PMC or its Controlled Affiliates or their successors and assigns unless expressly licensed or authorized by OraVax pursuant to the Master Agreement or any Closing or Future Agreement); and (iii) to promptly furnish PMC with copies of any and all written notices OraVax or any of its directors, officers, employees, agents or representatives may at any time receive in connection with any of the OraVax Technology Agreements.

         15. INDEMNIFICATION. Each of OraVax and the Licensee shall defend indemnify and hold harmless the other and their respective Affiliates to the full extent provided in Article 18 of the Master Agreement.

         16. ASSIGNMENT. The rights and obligations of the parties under this Agreement may not be assigned or transferred without the prior written consent of the other.

         17. EXPORT REGULATIONS. The SNC hereby agrees to comply with all export laws and restrictions and regulations of the Department of Commerce of the United States or other United States, French or any other country's agency or authority, and not to knowingly export, or allow the export or re-export of any Technology, Target Product or any derivative or direct product thereof, in violation of any such restrictions, laws or regulations, or, without all required licenses and authorizations to Afghanistan, the People's Republic of China or any Group Q, S, W, Y or Z country specified in the then current Supplement No. 1 to Section 770 of the U.S. Export Administration Regulations (or any successor supplement or regulations).

         18. IMPORT REGULATIONS. This Agreement is subject to all of the United States', France's (or any other country's, as appropriate) laws and regulations controlling the import of drugs and biological products, technical data, laboratory prototypes and other commodities and Technology.

         19. NOTICES.

         Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

(a)      if to Licensor, to:

                                    OraVax, Inc.
                                    38 Sidney Street
                                    Cambridge, Massachusetts  02139
                                    Attn:  Lance Gordon
                                    Telephone:  (617) 494-1339
                                    Facsimile:  (617) 494-0924

                                    with a copy to:

                                    Palmer & Dodge LLP
                                    One Beacon Street
                                    Boston, Massachusetts 02108
                                    Attn: Michael Lytton, Esq.
                                    Telephone: (617) 573-0100
                                    Facsimile: (617) 227-4420

(b)      if to Licensee, to:

                                    Merieux OraVax S.N.C.
                                    58 avenue Leclerc
                                    69007 Lyon, France
                                    Attn: Gerant

                                    with a copy to:

                                    Pasteur Merieux Serums & Vaccins S.A.
                                    58, avenue Leclerc
                                    69007 Lyon, France
                                    Attn:  Senior Vice President,
                                               Legal and Corporate Affairs and
                                               General Counsel
                                    Telephone: 011.33.4.37.37.77.84
                                    Facsimile: 011.33.4.37.37.70.61

                                    with a copy to:

                                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    590 Madison Avenue
                                    New York, New York  10022
                                    Attn:  L. Kevin O'Mara, Jr., Esq.
                                    Telephone:  (212) 872-1000
                                    Facsimile:   (212) 872-1002

         Any party may by notice given in accordance with this Section 19 to the other parties designate another address or person for receipt of notices hereunder.

         20. WAIVER. Any term or condition of this Agreement may be waived or qualified at any time by either Party by a written instrument executed by such Party. No omission, delay or failure on the part of any Party in exercising any rights hereunder, and no partial or single exercise hereof, will constitute a waiver of such rights or of any other rights hereunder.

         21. MODIFICATIONS. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by both parties which instrument shall specifically indicate that it is the desire of the parties to amend, modify or supplement the Agreement.

         22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of law rules.

         23. SEVERABILITY. If any provision of this Agreement is ultimately held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision materially adversely affects the substantive rights of the parties. To the extent permitted by applicable law, each Party waives any provision of law which renders any provision hereof invalid, illegal or unenforceable in any respect. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the parties shall in such an instance use their best efforts to replace the invalidated provision by a valid, legal and enforceable provision which, insofar as practical, implements the purposes hereof.

         24. AFFILIATES. Each of OraVax and PMC shall cause its respective Controlled Affiliates to comply fully with the provisions of this Agreement to the extent such provisions specifically relate, or are intended to specifically relate, to such Controlled Affiliates, as though such Controlled Affiliates were expressly named as joint obligors hereunder.

         25. EXECUTION. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original.

         26. HEADINGS. The Section headings in this Agreement are solely for the convenience and reference of the Parties and are not intended to be descriptive of the entire contents of, or to affect, any of the terms or provisions hereof.

              [The remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, this LICENSE AGREEMENT has been executed by each of the parties on the date first above written.

                                            ORAVAX, INC.



                                            By:_________________________________
                                                  Name:
                                                  Title:



                                            MERIEUX ORAVAX S.N.C.



                                            By:_________________________________
                                                  Name:
                                                  Title:

                                            By:_________________________________
                                                  Name:
                                                  Title:

                                            By:_________________________________
                                                  Name:
                                                  Title:

                                                                      ANNEX D TO
                                                                   EXHIBIT 10.10


                               AMENDMENT AGREEMENT

                  This Amendment Agreement (the "Amendment Agreement") is entered into as of this ___ day of ________, 1999 by and between:

                  1. PASTEUR MERIEUX Serums & Vaccins S.A., a SOCIETE ANONYME existing and organized under the laws of France, registered under number RCS LYON B 349 505 370, whose registered head office is located at 58, avenue Leclerc, 69007 Lyon, France (hereinafter referred to as "PMC");

AND

                  2. ORAVAX, Inc., a corporation existing and organized under the laws of the State of Delaware, having its principal place of business at 38 Sidney Street, Cambridge, Massachusetts, United States of America (hereinafter referred to as "OraVax").

                  Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Master Agreement dated March 31, 1995 as amended by that certain Amendment Agreement dated November 2, 1998 (the "Master Agreement").

                                   WITNESSETH

                  WHEREAS, OraVax and PMC have entered into the Master Agreement with respect to the development of products for the treatment and/or prevention of Helicobacter pylori infections; and

                  WHEREAS, the Master Agreement provides that the parties may extend the scope of the Collaboration to include products for the prevention of other infections; and

                  WHEREAS, the Executive Committees of each of the Partnerships have agreed to extend the scope of the Collaboration to include vaccines for the prevention of Hepatitis C in humans and in connection therewith each of the Partnerships has entered into license agreements with PMC for certain technology relating to vaccines for the prevention of Hepatitis C (collectively, the "Hepatitis C License Agreements"); and

                  WHEREAS, in connection with entering into the Hepatitis C License Agreements, the parties desire to amend certain terms of the Master Agreement to include vaccines for the prevention of Hepatitis C within the Field of the Collaboration;

                  NOW, THEREFORE, in consideration of the mutual promises, conditions, covenants and undertakings hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Section 1.1 of the Master Agreement is hereby amended to include vaccines for the prevention of hepatitis C in humans which utilize the Technology set forth in the Hepatitis C License Agreements within the Field of the Collaboration.

                  2. The definition of "OraVax Technology" in Section 1.2 of the Master Agreement shall, for all purposes other than Article 5 of the Master Agreement, be amended to include the Technology licensed to PMC from OraVax relating to vaccines for the prevention of Hepatitis C in humans pursuant to that certain OraVax / PMC Hepatitis C License Agreement dated as of the date hereof.

                  3. The definition of "Target Products" in Section 1.2 of the Master Agreement shall be amended to include products for the prevention, treatment or cure of Hepatitis C in humans which utilizes the Technology licensed to the Partnerships pursuant to the Hepatitis C License Agreements.

                  4. A new Section 7.3(c) is hereby added which reads in its entirety as follows:

                  "(c) Notwithstanding the foregoing, the Parties agree that Sections 7.3(a) and 7.3(b) hereof shall not apply to any license given by OraVax to the Partnerships with respect to hepatitis C."

                  5. A new Section 7.7 is hereby added which reads in its entirety as follows:

                  "7.7 RESEARCH, DEVELOPMENT AND MANUFACTURE OF TARGET PRODUCTS. In the event that the Program Committee determines that PMC's vero cell technology is useful or necessary for the research, development and/or manufacture of a Target Product, PMC agrees to research, develop and/or manufacture such Target Product using such vero cell technology on commercially reasonable terms at no additional royalty to the Partnerships. Notwithstanding the foregoing (but subject to the obligation of PMC to apply such technology at no additional cost), the Parties agree that PMC's vero cell technology constitutes Severable Technology."

                  6. Except as expressly amended hereby, the Master Agreement and all rights and obligations of the parties thereunder, shall remain in full force and effect. This Amendment Agreement shall not be deemed to be a consent to any waiver or modification of any other terms or provisions of the Master Agreement.

                  IN WITNESS WHEREOF, this Amendment Agreement has been executed by each of the parties on the date first above written.

PASTEUR MERIEUX Serums & Vaccins S.A.


By:      ___________________________________
         Name:
         Title:



ORAVAX, INC.



By:      ___________________________________
         Name:
         Title:

                                                                      ANNEX E TO
                                                                   EXHIBIT 10.10



                          MILESTONE DEFERRAL AGREEMENT

         This Milestone Deferral Agreement (the "Milestone Deferral Agreement") is entered into as of this ____ day of ______, 1999 by and between:

         1. PASTEUR MERIEUX SERUMS & VACCINS S.A., a SOCIETE ANONYME existing and organized under the laws of France, registered under number RCS LYON B 349 505 370, whose registered head office is located at 58, avenue Leclerc, 69007 Lyon, France (hereinafter referred to as "PMC");

         2. ORAVAX, Inc., a corporation existing and organized under the laws of the State of Delaware, having its principal place of business at 38 Sidney Street, Cambridge, Massachusetts, United States of America (hereinafter referred to as "OraVax");

         3. MERIEUX ORAVAX S.N.C., the SOCIETE EN NOM COLLECTIF established by OraVax and PMC under French law (hereinafter referred to as "SNC"); and

         4. ORAVAX MERIEUX CO., a general partnership organized under the laws of Massachusetts (hereinafter referred to as the "U.S. Partnership").

                                   WITNESSETH

         WHEREAS, PMC and OraVax have entered into a license agreement related to vaccines against dengue viruses effective as of October 1, 1998 (the "Dengue License");

         WHEREAS, PMC and Peptide Therapeutics Limited ("Limited") have entered into an agreement effective as of January 22, 1999 (the "Overview Agreement") under which, among other things, Limited agrees, in accordance with the terms and conditions thereof, to cause OraVax to enter into this Agreement and certain license agreements;

         WHEREAS, OraVax JVM, Inc. and Connaught Laboratories have entered into an amendment effective as of January 22, 1999 to the Facility Agreement dated as of November 2, 1998 (the "Loan Amendment").

         NOW, THEREFORE, in consideration of the mutual promises, conditions, covenants and undertakings hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. As used herein, the following terms shall have the following meanings:

         "Hepatitis C Licenses" means, collectively, the License Agreement between OraVax and the U.S. Partnership dated as of the date hereof and the License Agreement between OraVax and SNC dated as of the date hereof.

         "JEV/TBE License" means the License Agreement between OraVax and PMC dated as of the date hereof.

         "Master Agreement" means the Master Agreement between OraVax and PMC dated March 31, 1995 and amended November 2, 1998 and further amended as of the date hereof.

         2. As consideration for and an inducement to PMC to enter into the JEV/TBE License and for SNC and the U.S. Partnership to enter into the Hepatitis C Licenses and in consideration of the research funding, milestone payments and royalties to be received by OraVax under the Dengue License, the JEV/TBE License, the Hepatitis C Licenses and the Master Agreement and the loan deferral under the Loan Amendment, the parties hereby agree that PMC or SNC or the U.S. Partnership (as the case may be) may, at its sole option and on written notice to OraVax, defer in the aggregate up to three million United States dollars ($3,000,000) (the "Deferral Credit") in milestone payments payable to OraVax under the Master Agreement, Dengue License, JEV/TBE License and Hepatitis C Licenses. The amount of any milestone payment in respect of any licensed product under any such Agreement deferred by PMC or SNC or the U.S. Partnership (the "Product Deferral") shall be added to the last four remaining milestones relating to such licensed product at a rate of twenty-five (25%) of the Product Deferral per milestone.

         3. Except as expressly provided hereunder, the Dengue License, Hepatitis C Licenses, JEV/TBE License, Master Agreement and Loan Amendment and all rights and obligations of the parties thereunder, shall remain in full force and effect.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, this Milestone Deferral Agreement has been executed by each of the parties on the date first above written.

PASTEUR MERIEUX Serums & Vaccins S.A.


By: ___________________________________
Name:
Title:

ORAVAX, Inc.


By: ___________________________________
Name:
Title:

MERIEUX ORAVAX S.N.C.


By: ___________________________________
Name:
Title:


By: ___________________________________
Name:
Title:

ORAVAX MERIEUX CO.


By: ___________________________________
Name:
Title:


By: ___________________________________
Name:
Title: